UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.
AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual General Meeting

of Members and Proxy Statement

Axalta Coating Systems Ltd.

Wednesday, June 3, 2026 at 10:00 a.m., eastern time

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL GENERAL MEETING OF MEMBERS TO BE HELD ON JUNE 3, 2026:

The Notice of Internet Availability of Proxy Materials, Notice of Annual General

Meeting of Members, Proxy Statement and Annual Report are available at

www.proxydocs.com/AXTA

Axalta Coating Systems Ltd. 1050 Constitution Avenue Philadelphia, PA 19112 April 21, 2026

Dear Fellow Axalta Shareholders:

It is our pleasure to invite you to attend Axalta’s 2026 Annual General Meeting of Members (the “Annual General Meeting”), which will be held in person on June 3, 2026 at 10:00 a.m., eastern time, at our Corporate Headquarters & Global Innovation Center located in Philadelphia, Pennsylvania.

2025 was another successful year for Axalta, as we delivered record Adjusted EBITDA and Adjusted Diluted EPS and strengthened our balance sheet in the face of significant softness across our end-markets. We exhibited operational discipline as we continued to execute on our 2026 A Plan in a challenging macro environment. At the same time, we strengthened our safety performance to the best in Axalta’s history and continued to reinforce operational discipline. We also continued to innovate, winning a number of R&D awards, while completing a number of smaller bolt-on acquisitions during the year. We believe these actions reflect the solid foundation we have built and demonstrate our ability to navigate complexity and deliver consistent performance.

On November 18, 2025, we announced Axalta’s next chapter: combining with Akzo Nobel N.V. (“AkzoNobel”) in an all-stock merger of equals (the “Pending Merger”). This transaction represents a unique opportunity to bring together two coatings industry leaders with complementary portfolios of highly regarded brands. Shareholders will be voting on the Pending Merger at a separate Special General Meeting of Members, and a separate Proxy Statement will be delivered for such Special General Meeting of Members. We are excited for this opportunity to better serve customers across key end markets and enhance value for shareholders, employees and other stakeholders.

You will find information regarding the matters to be voted upon at the Annual General Meeting in the attached Notice of 2026 Annual General Meeting of Members and Proxy Statement. We are sending our shareholders, referred to as “members” under Bermuda law, a notice regarding the availability of this Proxy Statement, our 2026 Annual Report to Members and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials and reduces the impact on the environment and our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the Notice of 2026 Annual General Meeting of Members and Proxy Statement.

Whether or not you are able to join the meeting, it is important that your common shares be represented and voted at the Annual General Meeting. Please follow the voting instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual General Meeting.

Thank you for being a shareholder and for your support of our Company.

Sincerely,

Rakesh Sachdev Non-Executive Board Chair	Chris Villavarayan Chief Executive Officer and President

AXALTA COATING SYSTEMS LTD.

1050 Constitution Avenue

Philadelphia, PA 19112

Notice of 2026 Annual General Meeting of Members

Time and Date: 10:00 a.m., eastern time, on Wednesday, June 3, 2026	Place: Axalta Corporate Headquarters & Global Innovation Center, 1050 Constitution Avenue, Philadelphia, PA 19112, U.S.A.

Who Can Vote:

Only holders of our common shares at the close of business on April 9, 2026, the record date, will be entitled to receive notice of, and to vote at, the Annual General Meeting.

Annual Report:

Our 2025 Annual Report to Members accompanies but is not part of this Proxy Statement.

Proxy Voting:

Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual General Meeting. Promptly voting your shares via the Internet, by telephone or by signing, dating and returning your proxy card or voting instruction form will save the Company the expense and extra effort of additional solicitation. If you wish to vote by mail, for those receiving printed copies of the proxy materials, we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the Annual General Meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting at the Annual General Meeting.

Items of Business:

•	Election of nine directors to serve until the 2027 Annual General Meeting of Members;

•

Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board of Directors of the Company, acting through the Audit Committee, to set the terms and remuneration thereof;

•	Non-binding advisory vote to approve the compensation of our named executive officers; and

•	To transact any other business that may properly come before the Annual General Meeting.

A separate Proxy Statement will be delivered, and a separate Special General Meeting of Members will be held, in connection with the Pending Merger with AkzoNobel. This Annual General Meeting does not relate to the Special General Meeting that will be held in connection with the Pending Merger with AkzoNobel.

Date of Mailing:

A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about April 21, 2026.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Alex Tablin-Wolf

Senior Vice President, General Counsel &

Corporate Secretary

April 21, 2026

2026 PROXY STATEMENT i

PROXY SUMMARY

This proxy statement (the “Proxy Statement”) and accompanying proxy materials are being furnished to the members (referred to herein as “shareholders” or “members”) of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company,” “Axalta,” “we,” “our” or “us”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “Board of Directors”) for use at the 2026 Annual General Meeting of Members and any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2026 Annual General Meeting of Members. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s 2025 Annual Report (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2025). For more complete information about these topics, please review the Company’s complete Proxy Statement and 2025 Annual Report. Please also see the Questions and Answers section beginning on page 78 for important information about proxy materials, voting, Company documents and communications.

2026 Annual General Meeting
Date:	Wednesday, June 3, 2026	Place:	Axalta Corporate Headquarters & Global Innovation Center 1050 Constitution Avenue Philadelphia, PA 19112, U.S.A.
Time:	10:00 a.m., eastern time
Record Date:	April 9, 2026

2026 PROXY STATEMENT 1

PROXY SUMMARY

Proposals	Board Recommendation

1

Election of nine directors to serve until the 2027 Annual General Meeting of Members

•

The director nominees have a broad set of backgrounds, characteristics and skills relevant to the leadership of the Board and oversight of the Company

•

All of our non-employee directors are independent

See pages 13-22 for more information

FOR ☑

2

Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

•

Independent firm

•

Significant industry, global audit and financial reporting expertise

See pages 38-40 for more information

FOR ☑

3

Non-binding advisory vote to approve the compensation of our named executive officers

•

Strong alignment of executive pay with Company performance

•

Oversight of compensation program by our fully independent Compensation Committee with assistance of its independent compensation consultant

See page 42 for more information

FOR ☑

Note Regarding Forward-Looking Statements

Many statements made in this Proxy Statement that are not statements of historical fact, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of federal securities laws and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan, strategies and capital structure, as well as information concerning the Pending Merger with AkzoNobel, our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), the global transformation initiative we announced in February 2024 (the “2024 Transformation Initiative”) and related initiatives. These statements often include words such as “potential,” “plan,” “priority,” “expect,” “expected,” “believe,” “intend,” “intended,” “goal,” “estimate,” “targets,” “projections,” “can,” “committed,” “should,” “could,” “would,” “may,” “will,” “strive,” “opportunity,” “designed,” and “strategy,” and the negative of these words or other comparable or similar terminology. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this Proxy Statement, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, including related to any new or existing tariffs imposed by the U.S. and any retaliatory actions from other countries, geopolitical and technological factors outside of our control, as well as risks related to the Pending Merger with AkzoNobel (including our ability to consummate the Pending Merger and realize the anticipated benefits thereof), execution of, and assumptions underlying, our tariff mitigation strategies, the 2024 Transformation Initiative and the

2 AXALTA COATING SYSTEMS

PROXY SUMMARY

2026 A Plan, that may cause our business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect our financial results is available in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we have filed with, or furnished to, the Securities and Exchange Commission (“SEC”), and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors, including, but not limited to, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

These forward-looking statements should not be construed by you to be exhaustive and are made only as of the date of this Proxy Statement. We undertake no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

General restrictions

This communication is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication, or distribution would be unlawful.

This communication is not a prospectus and the information in this communication is not intended to be complete. This communication is for informational purposes only and is not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or an invitation or recommendation to subscribe for, acquire or buy securities of Axalta or AkzoNobel or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Any decision to purchase, subscribe for, otherwise acquire, sell or otherwise dispose of any securities must be made only on the basis of the information contained in and incorporated by reference into the prospectus with respect to the shares to be allotted by AkzoNobel in the proposed transaction once published. A prospectus in relation to the proposed transaction described in this communication is expected to be published in due course.

The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Axalta and AkzoNobel disclaim any responsibility or liability for the violation of any such restrictions by any person. Neither Axalta, nor AkzoNobel, nor any of their advisors assume any responsibility for any violation by any person of any of these restrictions. Shareholders of Axalta and AkzoNobel, respectively, with any doubt as to their position should consult an appropriate professional advisor without delay.

This communication is addressed to and directed only at, persons who are outside the United Kingdom or, in the United Kingdom, at persons who are: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it may otherwise lawfully be communicated pursuant to the Order (all such persons together being referred to as, “Relevant Persons”). This communication is directed only at Relevant Persons. Other persons should not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this communication will only be responded to if the person concerned is a Relevant Person.

Additional Information and Where to Find It

In connection with the proposed transaction between Axalta and AkzoNobel, AkzoNobel will file with the SEC a registration statement on Form F-4, which will include a proxy statement of Axalta that also constitutes a prospectus with respect to the shares to be offered by AkzoNobel in the proposed transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Axalta. Each of Axalta and AkzoNobel will also file other relevant documents in connection with the proposed transaction. This communication is not a substitute for any registration

2026 PROXY STATEMENT 3

PROXY SUMMARY

statement, proxy statement/prospectus or other documents Axalta and/or AkzoNobel may file with the SEC or any other competent regulator in connection with the proposed transaction. This communication does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF AXALTA AND AKZONOBEL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AXALTA, AKZONOBEL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other relevant documents filed by Axalta and AkzoNobel with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC from Axalta’s investor relations webpage at https://ir.axalta.com/sec-filings/all-sec-filings or from AkzoNobel’s investor relations webpage at https://www.akzonobel.com/en/investors.

The contents of this communication should not be construed as financial, legal, business, investment, tax or other professional advice. Each recipient should consult with its own professional advisors for any such matter and advice.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. However, under SEC rules, Axalta, AkzoNobel and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Axalta is contained in this proxy statement for its 2026 annual meeting of stockholders, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 13, 2026, subsequent statements of beneficial ownership on file with the SEC, and other filings made from time to time with the SEC. Information about AkzoNobel’s supervisory board members and members of the board of management is set forth in AkzoNobel’s latest annual report, as filed with the AFM, the Dutch trader register and on its website at https://www.akzonobel.com/en/investors/results-center, and as updated from time to time via filings made by AkzoNobel with the AFM. Additional information regarding the interests of persons who may, under the rules of the SEC, be deemed participants in the solicitation of Axalta security holders in connection with the proposed transaction, which may, in some cases, be different than those of Axalta’s shareholders generally, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Market data

Information provided herein as it relates to the market environment in which each of Axalta and AkzoNobel operate or any market developments or trends is based on data and reports prepared by third parties and/or Axalta or AkzoNobel based on internal information and information derived from such third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data.

4 AXALTA COATING SYSTEMS

PROXY SUMMARY

Our Company

Axalta is a leading global manufacturer, marketer and distributor of high-performance coatings systems with more than 150 years of experience in the coatings industry. Axalta serves customers in over 140 countries and has more than 100,000 customers within our four end-markets of Refinish, Industrial, Light Vehicle and Commercial Vehicle.

During 2025, Axalta continued to focus on its plans to create long-term shareholder value through the 2026 A Plan, a three-year strategic framework designed to accelerate performance. The 2026 A Plan sets a number of financial targets for 2026 and focuses on five growth tenets: cultural transformation; operational excellence; optimized portfolio growth strategy; sustainable innovation; and effective capital allocation.

In 2025, we continued to execute against each of our five A Plan growth tenets with certain notable accomplishments in each category appearing below, which led to multiple company records including for Adjusted EBITDA(1) and Adjusted Diluted EPS(1).

•	Cultural Transformation

¡

Safety-first culture, with an approximately 40% reduction in safety incidents year-over-year and a recent recognition by the National Safety Council (“CEOs Who Get it”), honoring companies that demonstrate a commitment to worker safety and health

¡	Highest engagement scores in our annual engagement survey since its inception, demonstrating the success of our ONE Axalta culture

•	Operational Excellence

¡	Reduced operating expenses by 6% year-over-year

¡	Continued to execute the 2024 Transformation Initiative and other cost actions, with over $100 million in cumulative run-rate savings since 2023

2026 PROXY STATEMENT 5

PROXY SUMMARY

•	Optimized Portfolio Growth Strategy

¡	Increased Adjusted EBITDA margin(1) by 80 basis points year-over-year

¡	Approximately 2,800 net body shop wins in the Refinish end-market, completed a number of route-to-market acquisitions, as well as increased sales of adjacencies

¡	$60 million of net new business wins in the Mobility segment

•	Sustainable Innovation

¡	Received five major industry innovation awards, reflecting our advancements in coating technologies, sustainability-focused solutions and digital tools that enhance customer productivity

¡

Launched Alesta® e-PRO FG Black, a premium powder coating designed to resist ignition, expansion and smoke generation at extreme temperatures in electric vehicle battery systems, and Alesta® e-PRO Dielectric Gray, a premium epoxy-based powder coating designed to provide robust electrical insulation in high-voltage environments

¡	Announced partnership with Dürr Systems AG to provide a digital paint solution, combining Axalta’s NextJet™ technology with Durr’s robotics integration

•	Effective Capital Allocation

¡	Achieved a total net leverage ratio(1) of 2.3x, a Company record

¡	Executed $165 million in share repurchases

¡	Reduced interest expense by $29 million and gross debt by $230 million year-over-year

As we enter the final year of our 2026 A Plan, we are excited for the next chapter for Axalta: a merger of equals with AkzoNobel. We believe that this combination will create a global coatings leader with significant value creation opportunities for our shareholders. The Pending Merger is expected to close in late 2026 to early 2027, subject to approval by shareholders of both AkzoNobel and Axalta, the receipt of requisite regulatory approvals, authorization for the combined company’s shares to be listed on NYSE, payment of the special dividend by AkzoNobel, and the satisfaction of other customary closing conditions. In the meantime, we will continue our focus on executing the 2026 A Plan, guided by our ONE Axalta commitment to doing what is best for the enterprise, aligning and executing on top priorities, acting with speed and urgency, simplifying to eliminate unnecessary complexity, and breaking down silos to address our biggest challenges together.

(1)

Adjusted EBITDA margin and total net leverage ratio are not financial measures presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Total net leverage ratio is total debt minus cash and cash equivalents divided by Adjusted EBITDA for the last twelve months. Please see Appendix A for more information.

6 AXALTA COATING SYSTEMS

PROXY SUMMARY

Our Board of Director Nominees

Name	Age	Occupation	Standing Committees and Leadership Roles	Other Public Company Boards

Director Nominees

Rakesh Sachdev	70	Former chief executive officer	• Non-Executive Board Chair	3

Jan A. Bertsch	69	Former financial executive	• Audit (Chair)	2

			• Compensation

William M. Cook	72	Former chief executive officer	• Audit	1

			• Compensation (Chair)

Tyrone M. Jordan	64	Former business executive	• Environment, Health, Safety & Sustainability	3

			• Nominating & Corporate Governance

Deborah J. Kissire	68	Former accounting firm partner	• Compensation	3

			• Nominating & Corporate Governance (Chair)

Samuel L. Smolik	73	Former operations executive	• Audit	0

			• Environment, Health, Safety & Sustainability (Chair)

Kevin M. Stein	60	Former chief executive officer	• Environment, Health, Safety & Sustainability	1

			• Nominating & Corporate Governance

Chris Villavarayan	55	Chief Executive Officer and President of Axalta		1

Mary S. Zappone	61	Former chief executive officer	• Audit	0

			• Nominating & Corporate Governance

2026 PROXY STATEMENT 7

PROXY SUMMARY

Broad Mix of Skills, Experiences and Other Characteristics

Our director nominees comprise a dynamic group of individuals that we believe provide dedicated and effective oversight of the Company. The following matrix summarizes the skills that the Board considers to be of primary importance, at this time, to the effective oversight of the Company and illustrates how our director nominees represent such skills. Each director nominee is asked to self-identify skills based on having senior/executive management responsibility for the performance of, or direct oversight of, the applicable skill. The skills identified are not an exhaustive list of all skills that are required for the Board’s effective oversight of the Company, nor an exhaustive list of all skills that each director nominee offers. The Nominating & Corporate Governance Committee periodically reviews the individual and collective skills and other characteristics of our Board, including, among others, the skills and characteristics shown below, to ensure that the Board has an appropriate mix of skills and perspectives to oversee the advancement of the Company’s business objectives. We believe that our director nominees, each of whom is currently a member of the Board, have the skills, experience, expertise, tenure and independence needed to oversee the Company’s long-term strategic growth.

8 AXALTA COATING SYSTEMS

PROXY SUMMARY

2026 PROXY STATEMENT 9

PROXY SUMMARY

2025 Financial and Operating Highlights

2025 FINANCIAL HIGHLIGHTS

Executing on 2026 A PLAN

$5.1B
Net Sales

$1,128M
Adjusted EBITDA
Company Record

2.3X
Total Net Leverage Ratio at 12/31/25
Company Record

22%
Adjusted EBITDA Margin
Company Record

Record Cash Provided by Operating Activities
$649M

Adjusted Diluted Earnings Per Share Improved
6% YoY to $2.49
Company Record

Certain figures in this graphic are rounded for presentation purposes.

2025 saw strong performance, including the achievement of a number of Axalta historical records, despite a challenging macro environment. The team was able to deliver strong operational execution, solid margin performance and record cash provided by operating activities in 2025 through focus on advancing the 2026 A Plan and its five growth tenets. We again strengthened our balance sheet and focused on the items within our control. The following are several financial and operating highlights from 2025:

•

Net income totaled $379 million in 2025 with net income margin of 7.4%. Adjusted EBITDA(1) was a Company record of $1.128 billion in 2025. Adjusted EBITDA margin(1) was another record at 22.0%, which is the highest full-year Adjusted EBITDA margin for the Company.

•	Record cash provided by operating activities of $649 million.

•	Diluted earnings per share was $1.74 compared to $1.78 in 2024, a 2% decrease year-over-year, while adjusted diluted earnings per share (Adjusted Diluted
EPS)(1) for 2025 improved by 6% to a Company record of $2.49.

•

We announced a merger of equals with AkzoNobel, which is expected to combine two highly complementary portfolios, increasing global scale and positioning the new company for improved profitability, sizable synergy opportunities and substantial long-term value creation.

•	We repurchased $165 million of our common shares pursuant to our Board-approved share repurchase program.

•

We continued to execute the 2024 Transformation Initiative, which is intended to simplify the Company’s organizational structure, enable us to be more proactive, responsive and agile and to better serve our customers, lower our cost base and improve financial performance. The 2024 Transformation Initiative and other cost actions have resulted in cumulative run-rate savings of over $100 million since 2023.

10 AXALTA COATING SYSTEMS

PROXY SUMMARY

•	We achieved success in improving our balance sheet, including the following:

¡	Achieved a total net leverage ratio(1) of 2.3x at year end, which is a Company record for total net leverage ratio and down from 2.5x at the end of 2024
¡	Reduced interest expense by $29 million year-over-year

¡	Reduced gross debt by $230 million year-over-year

(1)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS and total net leverage ratio are not financial measures presented in accordance with GAAP. Please see Appendix A for more information on certain of these non-GAAP financial measures, including certain reconciliations to the most directly comparable financial measures calculated in accordance with GAAP.

Governance Highlights

We are committed to aligning our corporate governance with industry best practices and, in doing so, give strong consideration to shareholder preferences, all guided by our strategy to create long-term value for our shareholders. The following highlights a few key features of our governance practices at Axalta:

•

Board Independence – eight of our nine director nominees are non-employee directors and are independent under New York Stock Exchange (“NYSE”) listing standards. Our current Chief Executive Officer (“CEO”) is the only non-independent member of our Board. In addition, the non-executive Chair of the Board (“Board Chair”) and all members of each of the Board’s principal standing committees are independent directors.

•

Regular Independent Director Meetings – independent directors meet regularly in executive sessions without the presence of management, including Mr. Villavarayan. These sessions are normally at the beginning and/or end of the regular Board and committee meetings.

•

Annual Board and Committee Evaluation – each year, the Nominating & Corporate Governance Committee oversees an evaluation of the Board and its standing committees, including an assessment of the Board and committee composition, as discussed in greater detail below under the heading “Board Evaluation Process.”

•

Director Education – the Company encourages Board members, and supports them in their efforts, to attend outside programs on topics relevant to their Board responsibilities, and augments such education with presentations from external speakers as appropriate.

•

Stock Ownership Guidelines for Directors and Executive Officers – the Company maintains stock ownership guidelines for directors and executive officers, as discussed in greater detail below under the headings “Non-Employee Director Stock Ownership Guidelines” and “Executive Officer Stock Ownership Guidelines,” respectively. Each current director and executive officer satisfies the stock ownership guidelines or is within the grace period set forth in the guidelines.

•

Human Capital Management – the Board and management are committed to driving the continued evolution of our human capital practices. As part of our investment in organization-wide learning, we offer all employees access to on-demand training through our learning management system and provide e-learning modules about Company products and our ONE Axalta culture. We consistently evaluate the effectiveness of our leadership development programs and have enhanced them accordingly. We also consistently engage senior leaders to facilitate communication, enhance skill development, promote knowledge sharing, and strengthen the ONE Axalta culture.

•

Succession Planning – the Company actively engages in developing a pipeline of internal talent with differing backgrounds and experience to assume key leadership positions. In January 2025, two individuals internal to Axalta were appointed to Executive Committee roles – Mark Dixon as Senior Vice President, Chief Procurement Officer & Operational Excellence; and Patricia Morschel as Senior Vice President, Chief Marketing Officer. In addition, Timothy Bowes, who previously served as Senior Vice President and Chief Transformation Officer, was promoted to President, Global Industrial Coatings in January 2025. The Board has also discussed emergency succession in the event that one of our key executives becomes unable or unwilling to serve. Similarly, the Nominating & Corporate Governance Committee regularly discusses Board composition and succession matters, including emergency succession for the Board should one of our directors in a leadership role be unable or unwilling to serve.

•

Investor Engagement – the Company’s management, and, in certain instances, Board members, engage with our investors during the year through meetings, attendance at various conferences, non-deal roadshows and other means. This engagement provides investors and analysts the opportunity to provide feedback to the Company. More information on our investor engagement practices can be found below under the heading “Our Board’s Commitment to Shareholder Engagement.”

2026 PROXY STATEMENT 11

PROXY SUMMARY

•

Code of Business Conduct and Ethics – the Company maintains a Code of Business Conduct and Ethics, which is provided in 14 languages and applies to all of our directors and employees, including our executive officers and senior financial and accounting officers.

Our entire global team receives annual training on, and is required to certify that they have read and understand, the Code of Business Conduct and Ethics.

Executive Compensation Highlights

We review our compensation programs on an ongoing basis to ensure that market and regulatory best practices, as well as input from our shareholders, are considered and addressed. We also maintain several guiding principles with respect to our executive compensation programs, including:

•

Performance-Based Compensation – a significant amount of our executive officers’ compensation in 2025 is performance-based, including through the awards of performance share units (“PSUs”) with vesting tied to our achievement of targets based on Adjusted Diluted EPS and total shareholder return relative to the S&P 400 MidCap Index, both over a three-year period. The 2025 PSUs comprise approximately 60% of the target grant value of the 2025 long-term equity awards granted to executive officers.

•

Significant At-Risk Pay – we believe that a significant portion of our named executive officers’ (“NEOs”) compensation should be earned based on the Company’s performance. As set forth in more detail in “Compensation Discussion and Analysis – Pay For Performance” below, 88% of our CEO’s target pay and, on average, 73% of our other NEOs’ target pay was at risk in 2025 (i.e., composed of annual performance-based compensation and long-term equity incentive awards).

•

Incentive Compensation Recoupment Policies – the Company maintains an incentive compensation recoupment, or “clawback”, policy as is required by SEC and NYSE rules that applies to certain of the Company’s executive officers (as defined in the NYSE rules), which policy was publicly filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. In accordance with such rules, recoupment under this clawback policy is triggered by the requirement to restate previously issued financial statements under certain circumstances. The Company goes beyond SEC and NYSE requirements by maintaining another incentive compensation recoupment policy that applies to all members of our Executive Committee and certain other members of our senior leadership team, which is triggered by a financial restatement as well as certain other circumstances, including violations of certain Company policies, such as the Code of Business Conduct and Ethics.

•

Hedging and Pledging Prohibited – the Company’s insider trading policy, which was updated in 2023 to reflect amendments to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other matters, prohibits our officers, directors and employees, among others, from pledging Axalta securities as collateral, holding Axalta securities in a margin account or engaging in hedging or short sale transactions in Axalta securities. The Company’s insider trading policy has been publicly filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Additional detail on the Company’s Insider Trading Policy can be found below under the heading “Insider Trading Policies and Procedures.”

•

Equity Plan Design Features – our equity plan includes minimum 12-month vesting periods (subject to certain exceptions) and prohibitions on liberal share recycling, option repricing and payment of dividends before the related award vests.

•

Double Trigger Vesting Provisions – our equity plan also includes double trigger vesting provisions for long-term equity awards in the event of a Change-in-Control (as defined in the section titled “Executive Compensation – Potential Payments upon Termination or Change-in-Control” below).

12 AXALTA COATING SYSTEMS

Proposal 1

Election of nine directors to serve until the 2027 Annual General Meeting of Members

☑ The Board recommends a vote FOR each of the director nominees

•

The director nominees have a broad set of backgrounds, characteristics and skills relevant to the leadership of the Board and oversight of the Company

•

All of our non-employee director nominees are independent

Our Board of Directors currently consists of nine directors, each of whom are proposed for election as directors at the Annual Meeting to serve until the Annual General Meeting of Members in 2027, or until the earlier of each such director’s death, resignation or removal. In addition to the information provided in the matrix on page 9, information regarding our director nominees’ professional experience, education, skills, and age and other relevant information is set forth below.

The nominees are presently serving as directors of the Company, and they have agreed to stand for re-election. However, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our Board, or, alternatively, the Board may determine to leave the vacancy temporarily unfilled.

2026 PROXY STATEMENT 13

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Nominees for Election as Directors to Serve Until the 2027 Annual General Meeting of Members

Rakesh Sachdev Age: 70 Axalta Board Service • Tenure: 5 years (August 2020) • Non-Executive Board Chair Independent

Professional Experience

•	Served as interim CEO and President of Axalta from August 2022 through December 2022; served as Axalta’s Board Chair since January 2023
•	Former Chief Executive Officer of Platform Specialty Products Corporation, now renamed Element Solutions Inc., a leading global specialty chemicals company
•	Former President and Chief Executive Officer of Sigma-Aldrich Corporation, a leading global life sciences and technology company, prior to its acquisition by Merck KGaA

Education

•	Bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology, Delhi
•	M.S. in Mechanical Engineering from the University of Illinois at Urbana-Champaign
•	MBA from Indiana University

Relevant Skills

•	Extensive experience in the management of public and private chemical, industrial and life sciences businesses
•	Significant expertise in finance, strategy and international business transactions

Other

•	Chairman of the Board of Directors of Regal Rexnord Corporation (NYSE: RRX), a global manufacturer of motors, bearings, gearing, conveyor technologies, blowers, electric components and couplings
•	Member of the Board of Directors of Edgewell Personal Care Company (NYSE: EPC), a leading consumer products manufacturer
•	Member of the Board of Directors of Herc Holdings Inc. (NYSE: HRI), a leading equipment rental company
•

Member of the Board of Directors of Actylis, a leading manufacturer and supplier of critical raw materials and performance ingredients serving the life sciences, specialty chemicals, and agriscience industries

•	Senior Advisor to New Mountain Capital, a private equity company

14 AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Jan A. Bertsch Age: 69 Axalta Board Service • Tenure: 3 years (September 2022) • Audit Committee (Chair) • Compensation Committee Independent

Professional Experience

•	Former Senior Vice President and Chief Financial Officer of Owens-Illinois, Inc. (now O-I Glass), a manufacturer of container glass and packaging products
•	Former Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading global life sciences and technology company, prior to its acquisition by Merck KGaA
•	Previously held positions of increasing authority at BorgWarner, Chrysler, Visteon Corp. and Ford Motor Company

Education

•	Bachelor’s degree in Finance from Wayne State University
•	MBA from Eastern Michigan University

Relevant Skills

•	Substantial experience in all aspects of financial management and strategic planning in a public company environment
•	Significant expertise in information technology
•	Significant experience in the automotive industry

Other

•

Chair of the Board of Directors of BWX Technologies, Inc. (NYSE: BWXT), a manufacturing and engineering innovator that provides nuclear solutions for global security, clean energy, environmental remediation, nuclear medicine and space exploration

•	Member of the Board of Directors of Regal Rexnord Corporation (NYSE: RRX), a global manufacturer of motors, bearings, gearing, conveyor technologies, blowers, electric components and couplings
•

Formerly a member of the Board of Directors of Meritor, Inc. (“Meritor”), a global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the commercial vehicle, transportation and industrial sectors, prior to its acquisition by Cummins Inc. in August 2022

2026 PROXY STATEMENT 15

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

William M. Cook Age: 72 Axalta Board Service • Tenure: 6 years (May 2019) • Audit Committee • Compensation Committee (Chair) Independent

Professional Experience

•

Former Executive Chairman, President, Chief Executive Officer and Chief Financial Officer of Donaldson Company, Inc. (NYSE: DCI) (“Donaldson”), an international manufacturer of filtration systems and replacement parts

•	Began career at Ford Motor Company as a financial analyst

Education

•	Bachelor’s degree in business management and MBA from Virginia Polytechnic Institute and State University

Relevant Skills

•

Significant business, financial and organizational leadership skills, with deep familiarity in international industrial business gained while serving in senior executive roles for Donaldson over a 35-year career

•	Extensive experience serving as a public company board member
•	Substantial board experience relevant to the coatings industry

Other

•	Member of the Board of Directors of Mativ Holdings, Inc. (NYSE: MATV) (formerly Neenah, Inc.), an international manufacturer of paper and packaging
•	Director of Virginia Tech Corps of Cadets Advisory Board
•	Former member of the Board of Directors of IDEX Corporation (NYSE: IEX), a leading manufacturer of fluidic systems and specialty engineered products
•	Former member of the Board of Directors of The Valspar Corporation, a global leader in the paints and coatings industry until its 2017 acquisition by The Sherwin-Williams Company
•	Former member of the Board of Directors of Donaldson

16 AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Tyrone M. Jordan Age: 64 Axalta Board Service • Tenure: 4 years (June 2021) • Environment, Health, Safety & Sustainability Committee • Nominating & Corporate Governance Committee Independent

Professional Experience

•

Former President and Chief Operating Officer of DURA Automotive Systems, a leading supplier of electric/hybrid systems, advanced-driver assistance systems, mechatronics, lightweight structural systems and luxury trim systems for all premier automotive brands

•	Former Executive Vice President, Global Operations and Customer Experience of General Motors
•	Former Global Senior Vice President, Operations and Supply Chain, Aerospace Systems of United Technologies Corporation

Education

•	Bachelor’s degree in Pre-Law from Eastern Michigan University
•	Bachelor of applied science degree in Industrial Engineering Technology from Purdue University
•	Executive Aerospace & Defense Master of Business Administration (ADMBA) in Operations, Strategy & Finance from the University of Tennessee

Relevant Skills

•	Significant operational, financial and technology experience
•	Deep experience in the automotive industry
•	Broad experience serving as a public company board member

Other

•

Member of the Board of Directors of Oshkosh Corporation (NYSE: OSK), a leading industrial company that designs and builds specialty trucks, military vehicles, truck bodies, airport fire apparatus and access equipment

•	Member of the Board of Directors of TPI Composites, Inc. (NASDAQ: TPIC), a leading manufacturer of composite wind blades and related precision molding and assembly systems
•

Member of the Board of Directors of FuelCell Energy, Inc. (NASDAQ: FCEL), a global leader in manufacturing stationary fuel cell platforms for decarbonizing power and producing hydrogen through fuel cell energy

•

Member of the Board of Directors of AEA Investors, LP, a private equity firm, and Ascential Technologies, an AEA portfolio company and a leading global supplier of automated diagnostic, testing and production solutions serving life science and specialty industrial end markets

•	Former member of the Board of Directors of Trinity Industries, Inc. (NYSE: TRN), a premier provider of railcar products and services
•

Former member of the Board of Directors of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture, marketing, and sales of replacement automobile and truck tires, until its acquisition by The Goodyear Tire & Rubber Company in June 2021

•	Dean’s Advisory Board of the College of Business of Eastern Michigan University

2026 PROXY STATEMENT 17

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Deborah J. Kissire Age: 68 Axalta Board Service • Tenure: 9 years (December 2016) • Compensation Committee • Nominating & Corporate Governance Committee (Chair) Independent

Professional Experience

•	Former Vice Chair and Regional Managing Partner at Ernst & Young LLP (“EY”), and member of the Americas Executive Board and Global Practice Group
•	Previously held other senior positions at EY, including Vice Chair and Regional Managing Partner for the East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development

Education

•	Bachelor’s degree in Accounting from Texas State University

Relevant Skills

•	Extensive experience in the financial oversight of public companies
•	Experience launching new business and practice areas and leading acquisitions, business unit consolidations and successful integrations
•	Expertise in financial reporting, audit process, U.S. taxation, governance, mergers and acquisitions, transaction integration and human capital management

Other

•	Member of the Board of Directors of Cable One, Inc. (NYSE: CABO), a leading American cable and Internet service provider
•	Member of the Board of Directors of Celanese Corporation (NYSE: CE), a global technology and specialty materials company
•	Member of the Board of Directors of Omnicom Group Inc. (NYSE: OMC), a global marketing and corporate communications holding company based in the U.S.

18 AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Samuel L. Smolik Age: 73 Axalta Board Service • Tenure: 9 years (September 2016) • Audit Committee • Environment, Health, Safety & Sustainability Committee (Chair) Independent

Professional Experience

•	Former Senior Vice President – Americas Manufacturing and other senior positions at LyondellBasell Industries, one of the world’s largest plastics, chemical and refining companies
•	Former Vice President – Global Downstream Health, Safety, Security and Environment at Royal Dutch Shell
•	Former Vice President, Global Environment, Health, Safety and Security and other positions of increasing responsibility at The Dow Chemical Company

Education

•	Bachelor’s degree in Chemical Engineering from The University of Texas at Austin

Relevant Skills

•	Extensive experience in global operations and environmental, health and safety matters in the oil and petrochemicals industry
•	Leadership experience from working internationally in numerous countries and cultures
•	Significant experience working with government agencies and non-governmental organizations
•	Considerable experience in sustainable development and corporate social responsibility

Other

•	Member of the Board of Directors of FlyGuys, Inc., a leading marketplace for aerial and other reality data capture services
•

Member of The University of Texas at Austin Engineering Advisory Board, the Antwerp International School Foundation, where he is Chairman of the Board of Directors, and Ducks Unlimited, the leading wetlands conservation organization in North America, where he serves on the Board of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico

•	Former member of the Board of Directors of Evergreen Industrial Services, a premier provider of industrial and environmental services
•	Previously active with American Fuel & Petrochemical Manufacturers Association and American Chemistry Council

2026 PROXY STATEMENT 19

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Kevin M. Stein Age: 60 Axalta Board Service • Tenure: 2 years (September 2023) • Environment, Health, Safety & Sustainability Committee • Nominating & Corporate Governance Committee Independent

Professional Experience

•

Former President and Chief Executive Officer of TransDigm Group Incorporated (NYSE: TDG) (“TransDigm”), a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today

•	Former Chief Operating Officer and President at TransDigm after serving as Chief Operating Officer of TransDigm’s Power and Controls segment
•	Prior to joining TransDigm, served in a variety of senior leadership roles at Precision Castparts Corporation (now a division of Berkshire Hathaway)
•	Formerly served as a division president for both of Cooper Industries and Tyco Electronics/Raychem Corporation

Education

•	Bachelor’s degree in Chemistry from Hobart College
•	Master’s and Ph.D in Inorganic Chemistry from Stanford University

Relevant Skills

•	Significant operational and management experience with complex global organizations within the manufacturing sector
•	Significant and broad business experience

Other

•

Executive Advisory Council at Apollo Global Management and a member of the board of directors for Barnes Aerospace, a global provider of aeroengine components, and Industrial Solutions Group, a precision products manufacturer

•	Former member of the Board of Directors of TransDigm
•	Former member of the Board of Directors of Perimeter Solutions SA (NYSE: PRM)

20 AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Chris Villavarayan Age: 55 Axalta Board Service • Tenure: 3 years (January 2023)

Professional Experience

•	Chief Executive Officer and President of Axalta
•

Former Chief Executive Officer and President of Meritor, a global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the commercial vehicle, transportation and industrial sectors, until October 2022; Meritor was acquired by Cummins Inc. in August 2022

•

Previously held other senior positions at Meritor, including Executive Vice President and Chief Operating Officer, overseeing Meritor’s global operations for both its business units, Global Truck and Aftermarket & Industrial; executive oversight through board leadership of Meritor’s four largest joint ventures; Senior Vice President and President – Global Truck, with responsibility for leading P&L across Meritor’s global truck business; and President – Americas, managing multiple businesses across portfolios as leader of Meritor’s North and South America businesses

Education

•	Bachelor’s degree in civil engineering from McMaster University
•	Completed the Wharton Executive Education Advanced Finance Program at the University of Pennsylvania

Relevant Skills

•	Significant operational and management experience with complex global organizations within the industrial sector and the automotive industry
•	Expertise in product development and manufacturing

Other

•	Member of the Board of Directors of Franklin Electric Co., Inc. (NASDAQ: FELE), a leading global provider of systems and components for moving water and fuel
•	Former member of the Board of Directors of Meritor
•	Former member of the Board of Directors of Focus: HOPE, a Detroit-based, non-profit organization

2026 PROXY STATEMENT 21

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Mary S. Zappone Age: 61 Axalta Board Service • Tenure: 2 years (October 2023) • Audit Committee • Nominating & Corporate Governance Committee Independent

Professional Experience

•

Former Chief Executive Officer of Sundyne LLC, a private company and a global leader in the design and manufacture of mission critical pumps and compressors for the chemicals, industrials, and energy markets, including renewables and decarbonization, which was acquired by Honeywell International Inc. in June 2025

•	Prior to joining Sundyne, served as Chief Executive Officer of Brace Industrial Group, Inc., a leading provider of specialty industrial construction services
•	Prior to Brace, served as President and Chief Executive Officer of Service Champ, Inc., a specialty distributor of consumable automotive aftermarket maintenance parts and accessories
•	Prior to Service Champ, served as President and Chief Executive Officer of RecoverCare LLC, a leading provider of healthcare equipment
•	Previously held leadership roles at Alcoa, Tyco International, General Electric, Exxon and McKinsey & Co.

Education

•	Bachelor’s degree in Chemical Engineering from Johns Hopkins University
•	MBA in Finance from Columbia Business School

Relevant Skills

•	Significant operational and management experience with complex global organizations within several industries
•	Significant and broad business experience

Other

•

Senior Advisor of Warburg Pincus, a private equity firm, and a member of the board of directors of Flavor Sum, a Warburg Pincus portfolio company and a North American pure-play flavor solutions provider

•	Former member of the Board of Directors of Avantax Inc., a leading provider of tax-focused financial planning and wealth management services

The Board of Directors recommends a vote “FOR” the election of each of the director nominees to serve until the 2027 Annual General Meeting. Election of each director nominee to our Board of Directors requires the affirmative vote of a plurality of votes cast at the Annual Meeting. Withhold votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

22 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Policies on Corporate Governance

Our Board believes that strong corporate governance is important to ensure that our business is managed for the long-term benefit of our shareholders. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our executive officers and senior financial and accounting officers, which is available at www.axalta.com/corporate/en_US/about-axalta/values. In the event that the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of ‘code of ethics’ enumerated in Item 406(b) of Regulation S-K under the Exchange Act, the Company intends to disclose these actions on the Company’s website identified in the preceding sentence. The Board has also adopted Corporate Governance Guidelines, which cover topics including, among other things, director qualification criteria, continuing director education and succession planning. Copies of the current versions of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines are available on our website at https://ir.axalta.com/corporate-governance/governance-documents and will also be provided upon request to any person without charge. Requests should be made in writing to our Corporate Secretary at Axalta Coating Systems Ltd., 1050 Constitution Avenue, Philadelphia, PA 19112, or by telephone at (855) 547-1461.

Board Leadership Structure

The Board of Directors does not have a set policy with respect to the separation of the offices of the Board Chair and the CEO, as the Board believes it is in the best interests of the Company and our shareholders to make that determination based on the particular circumstances affecting the Company, as well as the membership of the Board.

The Board regularly evaluates whether the roles of Board Chair and CEO should be separate. The Board believes it is important to retain flexibility on this issue and that it should be considered as part of the Board’s broader oversight and succession planning process. At this time, the Board believes that the separation of the Board Chair and CEO positions is in the best interests of the Company and its shareholders and other stakeholders. The Board has formalized its expectations for the Board Chair, including the following:

•	Provides leadership and direction on Board operations

•	Coordinates the activities of the independent directors

•	Chairs Board meetings and executive sessions of the directors both with and without the CEO
•	Enables the independent directors to raise suggestions, issues and concerns, including with respect to meeting topics and agendas

•	Acts as a spokesperson for the Board in appropriate circumstances, which may include engagements with shareholders, proxy advisors and other relevant stakeholders

•	Facilitates discussion in between Board meetings as needed

•	Serves as the principal liaison between the independent directors and management

•	Briefs and provides feedback to the CEO on relevant issues from the Board, including those arising in executive sessions

•	Provides counsel regularly to the CEO and as needed to other members of management

We believe that our board leadership structure, with Mr. Villavarayan serving as CEO and Mr. Sachdev as non-executive Board Chair, allows Mr. Villavarayan to continue to focus primarily on business strategy, operations and growth, while leveraging Mr. Sachdev’s experience and perspectives to lead our Board.

2026 PROXY STATEMENT 23

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Role in Strategy Oversight

The Board is responsible for overseeing the Company’s strategy, operations and results in order to drive long-term value for our shareholders. The Board conducts an in-depth review of the Company’s near- and long-term strategic plan on an annual basis and receives regular updates on the strategic plan, as well as various operating matters, throughout the course of the year. During the in-depth review, which may be held over several days, the Board discusses with senior management the Company’s strategic plan, both with respect to the entire enterprise and each of the Company’s end-markets and covering the Company’s near- and long-term priorities and goals. In 2025, this in-depth review included a review and discussion on the

Company’s strategy, governance and risk-management related to artificial intelligence, which topics were also discussed by the Board informally on several occasions during the past few years. The Board also discusses our strategy, operations and results in executive sessions, with and without our CEO in attendance. In addition, each of the Board’s standing committees regularly reviews and discusses with management topics that are critical to the success of our strategic plan. We believe that the Board’s oversight of our strategy is comprehensive and effectively holds management accountable to develop a strategic plan that positions the Company to deliver long-term shareholder value.

Board Role in Risk Oversight

BOARD OF DIRECTORS
Provides overall risk oversight focusing on the Company's most significant risks
AUDIT COMMITTEE
Oversees the Company's financial risks, compliance with regulatory and legal requirements, compliance policies, risk management policies and processes and cybersecurity risks
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Oversees risks related to various corporate governance matters
COMPENSATION COMMITTEE
Oversees risks associated with executive and employee compensation and human capital matters
ENVIRONMENT, HEALTH, SAFETY & SUSTAINABILITY COMMITTEE
Oversees risks related to health and safety of employees, contractors, customers and the public, and environmental and sustainability matters
MANAGEMENT
Manages day-to-day risks and risk management processes

24 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

In addition to its strategic oversight, the Board provides overall risk oversight focusing on the most significant risks facing our Company. Our finance function, which reports to our CEO through the Chief Financial Officer, has day-to-day management responsibility for our enterprise risk management (“ERM”) processes. Such processes include an annual survey that is intended to identify potential key risks facing our business. Upon completion of the survey, key risks are mapped to projects and ongoing activities aimed at mitigating these risks. These projects and activities are managed by business and/or functional leaders. The ERM processes are reviewed annually by both the Audit Committee and our full Board. The Board and the Audit Committee discuss with management the Company’s overall risk profile as well as the key risks that are identified from the Company’s ERM processes, including risks related to operations, supply chain, cybersecurity and human capital management, as well as macroeconomic risks. In addition, the Board, together with its standing committees, oversees the risk management processes that are implemented by our executives to determine whether these processes are functioning effectively and are consistent with our strategy as well as best practices. The Board’s role in risk oversight has not had a significant effect on its leadership structure, although we believe our current leadership structure, with Mr. Sachdev serving as non-executive Board Chair and Mr. Villavarayan serving as CEO, enhances the Board’s effectiveness in risk oversight by allowing Mr. Villavarayan to manage risks while collaborating with Mr. Sachdev and the Board to oversee the risks facing the Company.

The Audit Committee is tasked with overseeing our financial risks and risk management policies. The Audit Committee is also specifically tasked with reviewing our compliance with legal and regulatory requirements and any related compliance policies and programs with management, our independent auditors and our legal counsel, as appropriate. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee, and the Audit Committee is updated on a regular basis on relevant and significant risk areas. In addition, the Audit Committee oversees cybersecurity risks facing the Company, which are also reviewed by the full Board on at least an annual basis. As part of this oversight, the Audit Committee receives relevant updates from management throughout the year on the status of various cybersecurity matters, including recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the overall threat environment, technological trends, global employee training and efforts to enhance the Company’s cybersecurity capabilities and preparedness. We maintain cybersecurity insurance with coverage for security incident response expenses, certain losses due to network security failures, investigation expenses, privacy liability and certain third-party liability, subject to certain deductibles, exclusions and policy limits. The Environment, Health, Safety & Sustainability (“EHS&S”) Committee is tasked with overseeing management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public and the environment, as well as overseeing other sustainability matters, and quality matters. The Compensation Committee oversees risks associated with executive and employee compensation and human capital management matters, and the Nominating & Corporate Governance Committee oversees risks associated with corporate governance matters.

In addition to the Board’s oversight of ERM processes discussed above, the full Board considers specific risk topics, including risks related to CEO and management succession planning, risks associated with our business plan, strategies and capital structure, risks related to artificial intelligence and other significant risks that merit review and discussion by the Board. In addition, the Board receives reports from the committee chairs on risks overseen by and discussed with their respective committees and discusses with members of our management the risks involved with their respective areas of responsibility. The Board is also informed by management throughout the year, as appropriate, of trends, developments and other matters that could adversely affect our risk profile or other aspects of our business. As provided in our Corporate Governance Guidelines, all directors have access to management and the Company’s employees, including in connection with the exercise of their risk oversight.

Board Role in Sustainability Oversight

The Board oversees sustainability matters generally as part of its oversight of our business strategy and risk management, and the Board’s standing committees each oversee specific sustainability-related matters that fall within their respective areas of responsibility, focusing on the items that the Board believes are most impactful to long-term value creation. The Nominating & Corporate Governance Committee also periodically discusses the Company’s sustainability practices and disclosures, in terms of both the current landscape and potential developments, in order to ensure that all relevant sustainability matters are overseen by the Board and its standing committees as appropriate. Execution of the Company’s sustainability strategy is carried out by the Company’s senior management team.

2026 PROXY STATEMENT 25

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Independence

Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who are “independent” under applicable NYSE rules and state the Board’s belief that a substantial majority of directors should be independent. Our Board has affirmatively determined that each of our directors and director nominees, other than Mr. Villavarayan, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and therefore qualifies as “independent” under the applicable NYSE listing standards.

In reaching this determination, the Board considers all known relevant facts and circumstances about any relationship bearing on the independence of a director or nominee. The Board also considers transactions and arrangements entered into in the ordinary course, including the purchase or sale of products and services and the making of charitable donations, between the Company and its subsidiaries and any other organization where a director (or nominee, if applicable) or an immediate family member may have relationships pertinent to the independence determination.

Director Identification, Recruitment and Nominations

When the Board or the Nominating & Corporate Governance Committee has identified the need to add a new Board member, whether as a result of a vacancy on our Board or otherwise, the Nominating & Corporate Governance Committee will initiate a search. The Nominating & Corporate Governance Committee Chair leads the search and will seek input from relevant stakeholders, including other directors and management, in order to identify the best possible candidates given the current and anticipated future needs of the Board and the Company. The Nominating & Corporate Governance Committee may also, from time to time, engage a search firm to identify director candidates, and the committee has sole authority to retain and terminate any such firm. Members of the Nominating & Corporate Governance Committee and other members of the Board, including the Board Chair and the CEO, will interview and evaluate each potential director candidate based on the qualifications discussed below, and, ultimately, the Nominating & Corporate Governance Committee will recommend to the Board the appointment of any suitable director candidates.

The Nominating & Corporate Governance Committee also considers director nominees recommended by our shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating & Corporate Governance Committee should send the recommendation to our Corporate Secretary at Axalta Coating Systems Ltd., 1050 Constitution Avenue, Philadelphia, PA 19112, who will then forward it to the Nominating & Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for Board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating & Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in the Company’s Second Amended and Restated Bye-laws (the “Bye-laws”) and applicable SEC requirements. See “Shareholder Proposals for the Company’s 2027 Annual General Meeting of Members” for more information on these procedures.

26 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Qualifications

The Board believes that its membership should consist of persons with sufficiently diverse and independent backgrounds and with the relevant expertise required to serve as a director of the Company. The Nominating & Corporate Governance Committee is tasked with ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential director candidates and recommending to the Board candidates to be nominated for election to the Board. Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating & Corporate Governance Committee may consider when evaluating a director candidate for membership on the Board of Directors. These criteria include, among others: professional experience; education; skills; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; experience with business administration processes and principles; ability to express opinions, ask difficult questions and make informed, independent judgments; significant experience in at least one specialty area; and the ability to devote sufficient time to prepare for and attend Board meetings. The Nominating & Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Nominating & Corporate Governance Committee also considers the mix of backgrounds, qualifications and other attributes of the current directors and prospective director candidates, and the challenges and needs of the Company to ensure that the Board of Directors has the necessary experience, knowledge, abilities and makeup to effectively perform its responsibilities. Diversity across a number of factors is important to the Board’s overall functioning and the Board considers diversity across many factors when evaluating director candidates and in director searches.

The average tenure of our director nominees is approximately five years, none of our director nominees has a tenure longer than ten years, and four of our nine director nominees were appointed in the last four years. The Nominating & Corporate Governance Committee considers Board tenure and refreshment as additional relevant criteria in its identification, consideration and recommendation of director candidates.

When considering whether our directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background, skills and experience as reflected in the matrix on page 9 and the information discussed in each of the directors’ individual biographies set forth in “Proposal No. 1: Election of Nine Directors to Serve Until the 2027 Annual General Meeting of Members.”

Limitations on Other Board and Audit Committee Service

To ensure all directors are able to devote sufficient time to perform their duties, our Corporate Governance Guidelines provide for certain limitations on the service of our directors:

•

Additional Public Company Boards or Audit Committees – directors may not serve on more than four public company boards of directors or more than three audit committees (in each case including that of the Company).

•

Age Limit – no director will be nominated for re-election or reappointed to the Board after reaching the age of 75 unless an affirmative request is made by the Board for that director to continue service.

Directors must notify the Board Chair when their principal occupation changes, and the Nominating &

Corporate Governance Committee will review the circumstances regarding the change to determine whether continued Board membership is appropriate, which occurred in 2025 for each of Mr. Stein and Ms. Zappone. In addition, directors are required to advise the Board Chair and the Chair of the Nominating & Corporate Governance Committee in advance of accepting any other company directorship or any audit committee or compensation committee assignments. Management and the Nominating & Corporate Governance Committee track the outside board and committee service of directors. The Nominating & Corporate Governance Committee reviews and assesses outside board and committee service commitments, as well as other time commitments of our directors, on at least an annual basis.

2026 PROXY STATEMENT 27

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Composition

Our Board currently consists of nine directors who are elected annually, with Mr. Sachdev serving as non-executive Board Chair. The number of directors on our Board may be modified from time to time by our Board of Directors in accordance with our Bye-laws. Any directors appointed by the Board to fill vacancies, whether as a result of an increase in the size of the Board or otherwise, would serve only until the next election at an Annual General Meeting of Members or until such director’s earlier death, resignation or removal.

The Nominating & Corporate Governance Committee regularly reviews the composition of the Board and its committees, including periodically reviewing the directors’ self-identified skill sets and characteristics, in connection with its ongoing assessment of current and future needs of the Board.

Director Orientation and Continuing Education

We have a process for onboarding and orienting new directors and for providing continuing education to our Board members. As part of our director orientation program, new directors participate in one-on-one introductory meetings with Axalta’s business and functional leaders and are briefed on the Company’s strategic plans, financial statements and processes and key issues, as well as the Company’s governance and compliance policies and procedures. We encourage and pay for our directors to attend continuing education programs on matters associated with a director’s service on a public company board, as well as site visits to our facilities. Our Board and committees also receive educational programming through guest speakers and presentations on substantive issues during Board and committee meetings and other Board events.

Board Meetings, Attendance and Executive Sessions

Directors are expected to spend the time needed and to meet as frequently as necessary to properly fulfill their oversight responsibilities. The Board and its committees meet on a regularly scheduled basis during the year to review our strategy, financial and operational performance, risks and other significant developments affecting us and to act on matters requiring Board approval. The Board and its committees also hold special meetings when an important matter between scheduled meetings requires Board and/or committee review or action. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are expected to attend our Annual General Meeting of Members. All of the directors attended the 2025 Annual General Meeting of Members (the “2025 Annual General Meeting”).

In general, the independent directors meet in executive session, without the presence of management, in conjunction with regular meetings of the Board and its committees. The Board Chair presides over Board executive sessions with the committee chairs presiding over the sessions of their respective committees. The Board Chair and committee chairs provide feedback from such executive sessions to the CEO and management as appropriate.

During 2025, the Board held 17 formal meetings, and all directors attended 75% or more of the meetings of the Board and committees on which they served. The increase in the number of Board meetings in 2025, as well as the number of meetings of the Compensation Committee, was driven primarily by additional meetings convened to discuss the Pending Merger and related matters.

28 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Evaluation Process

Our Board believes that a comprehensive evaluation of our Board and its committees enhances their effectiveness. Each of the Board’s standing committees conducts an annual self-evaluation to determine whether it has complied with its responsibilities under our Bye-laws, its committee charter and applicable laws and regulations. The Nominating & Corporate Governance Committee oversees an annual evaluation of the Board and each of its standing committees to assess effectiveness and areas for improvement.

Each year, the Nominating & Corporate Governance Committee discusses and approves the process for the annual Board and committee evaluation to ensure the evaluation effectively assesses the performance of the Board and its committees at that time. The Nominating & Corporate Governance Committee varies the evaluation process based on the Company’s strategy, the needs of the Board and other relevant factors. For 2026, the evaluation process was conducted utilizing a written survey format. Each director assessed the functioning and effectiveness of the Board and its committees (as applicable), identified top priorities for 2026 for the Board and was given an opportunity to provide any additional feedback. The responses, without attribution, were shared for discussion with the Nominating & Corporate Governance Committee and then the full Board.

Board Committees

Our Board of Directors oversees the management of our business and affairs as provided by Bermuda law and conducts its business through its meetings and its standing committees. The four principal standing committees of the Board are the Audit Committee; Compensation Committee; Nominating & Corporate Governance Committee; and EHS&S Committee. In addition, from time to time, other committees have been and may be established under the Board’s direction when necessary or advisable to address specific matters.

Each of the principal standing committees operates under a charter that was approved by our Board, copies of which are available on our website at www.axalta.com. The Board approved updates to three of its four principal standing committee charters in March 2026 based on recommendations arising from the Nominating & Corporate Governance Committee’s annual review of all committee charters and each committee’s annual review of its own charter.

Set forth below is the current membership and descriptions of each of the principal standing committees, with the number of meetings held during the year ended December 31, 2025 in parentheses:

Audit Committee (6) Jan Bertsch (Chair) William Cook Samuel Smolik Mary Zappone

•

Responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Business Conduct and Ethics, and the performance of our internal audit function.

•

Oversees financial risks, cybersecurity risks and the Company’s risk management policies.

•

Appoints and oversees our independent registered public accounting firm, including pre-approval of non-audit services.

•

The Board of Directors has determined that Mr. Cook and Mmes. Bertsch and Zappone are each an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC. The Board of Directors has also determined that each committee member has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE.

•

The Board of Directors has also determined that each committee member is independent under Rule 10A-3 under the Exchange Act and the NYSE listing standards for purposes of service on the Audit Committee.

•

Ms. Bertsch was appointed as the chair of the Audit Committee effective as of June 2024.

•

Mr. Cook joined the Audit Committee in May 2019, Ms. Bertsch in September 2022, Ms. Zappone in October 2023 and Mr. Smolik in June 2024.

2026 PROXY STATEMENT 29

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Compensation Committee (7) William Cook (Chair) Jan Bertsch Deborah Kissire

•

Responsible for reviewing and approving the compensation philosophy and practices for the Company, reviewing and approving all forms of compensation and benefits to be provided to our non-CEO executive officers and the Board of Directors, recommending the compensation and benefits to be provided to our Chief Executive Officer to the Board of Directors, and reviewing and overseeing the administration of our equity incentive plans.

•

Responsible for the oversight of the Company’s human capital management matters.

•

Mr. Cook was appointed as the chair of the Compensation Committee in January 2023.

•

The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of service on the Compensation Committee.

•

Ms. Kissire joined the Compensation Committee in December 2016, Mr. Cook in September 2022 and Ms. Bertsch in June 2023.

Nominating & Corporate Governance Committee (4) Deborah Kissire (Chair) Tyrone Jordan Kevin Stein Mary Zappone

•

Responsible for identifying and recommending director candidates for election to our Board of Directors, reviewing the Board’s committee structure and recommending membership of the committees.

•

Reviews and recommends the Company’s Corporate Governance Guidelines and makes recommendations to the Board regarding governance and related oversight matters, including the Company’s Memorandum of Association, Bye-laws and committee charters.

•

Oversees succession planning for the Board and its committees, including assessing the directors’ skill sets in light of the Company’s strategy and priorities.

•

Conducts annual review and assessment of directors’ outside board and committee service and other time commitments.

•

Oversees the annual evaluation of the Board and committees.

•

The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of service on the Nominating & Corporate Governance Committee.

•

Ms. Kissire was appointed as the chair of the Nominating & Corporate Governance Committee in December 2016.

•

Ms. Kissire joined the Nominating & Corporate Governance Committee in December 2016, Mr. Jordan in June 2021, Mr. Stein in September 2023 and Ms. Zappone in June 2024.

Environment, Health, Safety & Sustainability Committee (4) Samuel Smolik (Chair) Tyrone Jordan Kevin Stein

•

Responsible for the oversight and review of the Company’s policies, practices, and performance related to environmental, health, safety, and sustainability matters (which includes supply chain matters), as well as quality matters.

•

Reviews significant compliance issues and proceedings regarding environmental, health, safety and sustainability matters.

•

Mr. Smolik was appointed as the chair of the EHS&S Committee in February 2017.

•

Mr. Smolik joined the EHS&S Committee in February 2017, Mr. Jordan in June 2021 and Mr. Stein in September 2023.

30 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

Each of William Cook, Jan Bertsch and Deborah Kissire served on the Compensation Committee during 2025. None of the members of the Compensation Committee was, during such fiscal year, an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure by the

Company under Item 404 of Regulation S-K. During 2025, no executive officer of the Company served on the compensation committee or board of another entity, one of whose executive officers served on the Compensation Committee or the Board of the Company.

Our Board’s Commitment to Shareholder Engagement

Our Board and management team appreciate the benefits of regular engagement with our shareholders in order to maintain awareness of their perspectives on Axalta and matters affecting the Company. Our shareholder engagement efforts allow us to:

•	consider the viewpoints of our shareholders in connection with the Board’s oversight of management and the Company;

•	discuss key developments in our business, including our strategy and performance; and

•	assess issues that may impact our business, corporate activities and governance practices.

Throughout 2025, we conducted regular outreach with shareholders to discuss our strategy, financial performance, capital allocation priorities, and governance practices. We provided institutional investors and equity analysts with opportunities to engage with, and provide feedback to, the Company. Our management also participated in industry conferences, one-on-one investor meetings and non-deal roadshows and hosted visits at our Global Headquarters. Between March 2025 and March 2026, we engaged with shareholders representing more than 70% of our shareholder base and held discussions with investors representing approximately 75% of actively managed fund shareholders. These discussions provided valuable insights into shareholder perspectives and help inform the Board’s oversight of strategy, risk management, and compensation.

Following the announcement of the Pending Merger, our engagement efforts also included discussions with shareholders regarding the strategic rationale for the combination, the expected value creation opportunities for shareholders, and the terms of the merger agreement. Shareholders expressed interest in, among other things, the complementary nature of the two businesses, the potential for operational and commercial synergies, and the long-term growth opportunities for the combined company.

2026 PROXY STATEMENT 31

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Succession Planning

The Company actively engages in management succession planning in order to ensure that it has a strong pipeline of internal executive talent. The Board of Directors and the Compensation Committee regularly review succession plans for the CEO and other members of senior management, including discussion regarding emergency scenarios for certain executives in the event that one of our key executives becomes unable or unwilling to serve. In addition, the Company provides a number of leadership development opportunities, including various senior leadership meetings to bring together leaders from around the globe to provide them with opportunities to network, build skills, drive engagement and foster a ONE Axalta culture. Similarly, the Nominating & Corporate Governance Committee regularly discusses Board composition and succession matters, including an emergency succession for the Board should one of our directors in a leadership role be unable or unwilling to serve.

Communications with the Board

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may send written communications to the Board, c/o the Corporate Secretary, at Axalta Coating Systems Ltd., 1050 Constitution Avenue,
Philadelphia, PA 19112. Communications concerning substantive Board or Company matters shall promptly be forwarded by the Corporate Secretary to the Board Chair, and the Corporate Secretary shall keep and regularly provide to the Board Chair a summary of any communications received.

Insider Trading Policies and Procedures

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have an Insider Trading Policy governing the purchase, sale, and other dispositions of Axalta’s securities that applies to all personnel of Axalta and its subsidiaries, including directors, officers and employees, and other covered persons (collectively, “covered persons”), as well as Axalta itself. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Among other things, the Insider Trading Policy prohibits trading in Axalta securities if a covered person is aware of any material, non-public
information regarding Axalta. Additionally, the Insider Trading Policy prohibits trading by covered persons in securities of any other company if the covered person is in possession of material, non-public
information regarding such company obtained through such covered person’s role with Axalta. Tipping of material, non-public
information to
third parties is also generally prohibited by the Insider Trading Policy. Further, we impose quarterly trading blackout periods which begin at the close of trading on the 15th day of the last month of each calendar quarter and end two full trading days after the public release of our financial results for such quarter. The quarterly blackout periods are applicable to, among others, all directors, officers (as defined in Rule
16a-1(f)
under the Exchange Act) and certain employees involved in the preparation of our earnings materials and securities filings, as well as the entirety of our senior leadership team, comprising the Executive Committee and other top leaders at the Company. In addition, our Insider Trading Policy requires pre-clearance
by our General Counsel or another authorized officer for trades in Axalta securities by our directors, Section 16 Officers and members of our Executive Committee, among others. Trading plans for Axalta securities entered into by any covered person are also subject to the prior approval of the General Counsel or another authorized officer. The Insider Trading Policy also prohibits covered persons from pledging Axalta securities as collateral, holding Axalta securities in a margin account or engaging in hedging or short sale transactions in Axalta securities.

Stock Ownership Guidelines

In order to ensure meaningful share ownership in Axalta by the Company’s directors and officers, the Company has adopted minimum stock ownership requirements. More information is set forth under the headings
“Non-employee
Director Stock Ownership Guidelines”
and “Executive Officer Stock Ownership Guidelines” in the Director Compensation and Compensation Discussion and Analysis sections, respectively, of this Proxy Statement.

32 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Clawback Policies

The Company maintains a clawback policy as is required by SEC and NYSE rules that applies to certain of the Company’s executive officers (as defined in the NYSE rules), which policy was publicly filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. In accordance with such rules, recoupment under this clawback policy is triggered by the requirement to restate previously issued financial statements under certain circumstances. The

Company goes beyond SEC and NYSE requirements by maintaining another incentive compensation recoupment policy that applies to all members of our Executive Committee and certain other members of our senior leadership team, which is triggered by a financial restatement as well as certain other circumstances, including violations of certain Company policies, such as the Code of Business Conduct and Ethics.

Certain Relationships and Related Person Transactions

From time to time the Company may engage in ordinary course transactions with other parties affiliated with our directors; however, to the Company’s knowledge, since the beginning of fiscal year 2025, there have been no transactions, and there are currently no proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000 and any of our directors, executive officers, or shareholders owning 5% or more of our outstanding common shares, or any of their immediate family members, had or will have a direct or indirect material interest.

Our Board has adopted a written policy for the review and approval of transactions involving us and “related persons,” which include our executive officers, directors, director nominees, shareholders owning 5% or more of our outstanding common shares, and the immediate family members of any of the foregoing persons. The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all

relevant facts and circumstances relating thereto. Our Audit Committee will then:

•

review the relevant facts and circumstances of each related person transaction, including the financial terms of the transaction, the benefits to us, the availability of other sources for comparable products or services, whether the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

•	consider the impact on the independence of any independent director and the actual or apparent conflicts of interest.

All proposed related person transactions require the approval of our Audit Committee in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy, including ordinary course purchases of Company products, resolution of warranty claims, receipt of compensation and benefits, reimbursement of expenses and transactions where the related person’s interest arises only from certain roles with the other party. No director may participate in the approval of a related person transaction in which such director, or such director’s immediate family member, is a party.

2026 PROXY STATEMENT 33

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Sustainability Matters

Axalta is committed to thoughtfully managing sustainability matters in a manner that is aligned with long-term value creation. Our approach considers internal and external stakeholder perspectives to ensure we are focusing our policies, programs and performance improvements on relevant sustainability matters.

The following are highlights of certain sustainability programs and practices at Axalta.

•

Sustainability Report and Sustainability Goals – we published our 2023-2024 Sustainability Report in December 2025 (the “Sustainability Report”). Our Sustainability Report reflects the progress we have made to advance the sustainability of our Company’s operations and products, as well as our continued commitment to integrating sustainability into our business strategy. The Sustainability Report introduced refreshed sustainability goals that better align with our strategic priorities and material topics.

•

Environmental Stewardship – the Company is committed to environmental compliance and reducing the environmental impact of our operations. In adherence with Responsible Care®, the chemical industry’s environmental, health, safety and security performance initiative, we have strong policies and procedures to help minimize our impact on the environment. Our environmental programs are governed by our robust management systems, which are third-party certified to both the RC14001 and ISO14001 standards. We strive to reduce our environmental footprint through reductions in energy use, emissions and waste at our manufacturing sites globally.

•

Product Stewardship – working to ensure our products and services meet all regulatory compliance obligations while also protecting the health and safety of employees, customers and consumers is a key element of our sustainability efforts. We strive to manage potential hazards related to our raw materials and finished products responsibly and safely and communicate the known risks to stakeholders across our value chain.

•

Product Innovation and Sustainability – in 2025, we continued to launch and commercialize innovative products that provide enhanced sustainability attributes for our customers, and our products were recognized with two R&D 100 Awards, two Edison Awards™ and one Business Intelligence Group (BIG) Innovation award. Our Global Refinish business launched our Spies Hecker Permasolid® Speed-TEC Repair System, an award-winning, patented combination of sanding surfacer and clearcoat. Compared to conventional systems, this fast-curing and energy-efficient system dries extremely fast, reduces energy consumption by up to 49% and cuts cycle times by up to 50% while continuing to deliver outstanding durability, vibrant color and flawless finish. The Global Refinish business also commercialized the Spies Hecker Permahyd® Hi-TEC 8260 Premium Waterborne Clearcoat, the second generation, eco-friendly waterborne coating that reduces solvent emissions by up to 65% while providing superior gloss finish and versatile application performance. In our Global Industrial Coatings business, we commercialized our Total Cabinet Solution, a unique combination of two innovative coatings technologies. Used for cabinet face frames, the sprayable solventborne edge primer and topcoat deliver superior edge appearance and finish quality, resulting in reduced rework by up to 70%. The 100% solids, no VOC, UV-curable roll coat enamel gives superior color control and viscosity stability, thus minimizing material waste by up to 50%. Our Global Industrial Coatings business also launched Alesta® e-PRO FG Black, a flame-resistant powder coating that enhances electric vehicle safety by inhibiting thermal runaways and offers design flexibility and substantial weight reduction compared to intumescent coatings and traditional mica sheets. Ultimately, this award-winning powder coating enables more efficient, lightweight and cost-effective battery packs. The Global Mobility Coatings business launched award-winning innovations that can significantly lower energy use and enable operational efficiency and productivity. The OEM Low-Bake Integrated Metal Body and Plastics Coatings Technology consists of basecoats and clearcoat that effectively adheres to metal and plastic substrates, and cures at 90 °C. This innovative system gives automakers operational efficiency with the ability to coat metal body and plastic parts together, and could lower energy use by up to 40% while attaining required coating properties and performance. In addition, the Global Mobility Coatings business launched Lumeera 3250, an automotive clearcoat that cures at 80 °C without loss of mechanical properties and aesthetics.

•

Employee Engagement – in order to attract and retain high performing individuals, we are committed to partnering with our employees to provide opportunities for their professional development and to promote their well-being. In support of this commitment, we conduct an annual all-employee engagement survey designed to measure employee sentiment across a wide range of topics relevant to our employees, including culture, leadership and development and discuss the results of the survey with the Compensation Committee. In the 2025 engagement survey, we achieved a 96% participation rate and our highest engagement scores to date, which reinforced the strength of our ONE Axalta culture. We believe that these improvements are due to our leadership analyzing the results and developing specific action plans to address feedback collected in prior years.

34 AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

•

Management Transparency and Availability – our CEO and other members of our senior leadership team regularly communicate with our global employee population. For instance, following our quarterly earnings releases we hold a “town hall” that is accessible to all employees. During the town hall, our CEO and other business and functional leaders provide an update on various matters affecting safety, financial performance, and culture. The town halls also offer our employees the opportunity to ask questions of, and to engage with, Company leaders.

•	Safety Performance – our global team is committed to maintaining a safe work environment for all employees and contractors. In 2025, Axalta achieved a strong safety performance – an OSHA total recordable incident rate of 0.18. These efforts have resulted in a recent recognition of our CEO from the National Safety Council (“CEOs Who Get It”), honoring CEOs and companies that demonstrate a commitment to worker safety and health. “Zero Incidents,” our commitment to safety, quality and the environment, is a key initiative at Axalta and shows our team’s dedication to protecting our employees’ health and well-being. Each week we share a weekly “Zero Moment” with tips on best safety practices for all employees. Our focus and record on safety reflects the importance of our employees – our human capital – to our business and our strategy for value creation. Safety is and will remain our top priority.

2026 PROXY STATEMENT 35

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program is designed to fairly compensate directors for the work required at a company of our size and scope as well as to align directors’ interests with the long-term interests of our shareholders. The annual compensation under our program is detailed below. We pay additional annual compensation to the non-executive Board Chair and chairs of each principal standing committee in recognition of the workload and responsibilities required of these positions. No additional meeting or committee fees are paid.

Compensation Component	Amount

Annual equity retainer – restricted stock units (“RSUs”)(1)	$200,000

Annual cash retainer(2)	$75,000

Board Chair annual fee(2)	$125,000

Audit Committee Chair annual fee(2)	$20,000

Compensation Committee Chair annual fee(2)	$17,500

Other Committee Chair annual fee(2)	$15,000

(1)	RSUs vest 100% on the first anniversary of the grant date
(2)	Payable quarterly in arrears

The CEO receives no additional compensation for serving on our Board of Directors or any committee, if applicable.

The Compensation Committee reviews all director compensation, including the non-executive Board Chair compensation, annually, assisted by an independent third-party compensation consultant. No changes were made to our director compensation program during 2025.

36 AXALTA COATING SYSTEMS

DIRECTOR COMPENSATION

Director Compensation Table 2025

For the year ended December 31, 2025, we provided the compensation set out in the table below to our directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Rakesh Sachdev	200,000	199,979	399,979

Jan A. Bertsch	95,000	199,979	294,979

William M. Cook	92,500	199,979	292,479

Tyrone M. Jordan	75,000	199,979	274,979

Deborah J. Kissire	90,000	199,979	289,979

Samuel L. Smolik	90,000	199,979	289,979

Kevin M. Stein	75,000	199,979	274,979

Chris Villavarayan(3)	—	—	—

Mary S. Zappone	75,000	199,979	274,979

(1)	Amounts reflect the director cash retainer, Board Chair fee and committee chair fees earned in 2025. Such amounts are paid quarterly in arrears and prorated for partial service in any relevant period.
(2)

The number of RSUs granted for each director in 2025 is calculated by dividing the value of the grant ($200,000) by the closing price of our common shares on the grant date. The amounts in this column reflect the grant date fair value of directors’ stock awards for 2025 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, which is calculated using the number of shares granted multiplied by the closing price of our common shares on the date of the grant. The grant date for all non-employee directors was March 4, 2025. The aggregate number of awarded RSUs outstanding at 2025 fiscal year-end for all non-employee directors was 5,832.

(3)	Mr. Villavarayan serves as our Chief Executive Officer and President, and, therefore, does not receive compensation for his service as an employee director.

Non-Employee Director Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines for all non-employee directors, which require that, within five years after a first appointment to the Board, each of our non-employee directors must directly or indirectly own an amount of our common shares and/or unvested RSUs equal to five times the director’s annual base cash retainer for Board service (excluding any additional fees for leadership roles), or $375,000 based on the amount of the retainer at this time. All directors are in compliance with this requirement or within the grace period of the guidelines.

2026 PROXY STATEMENT 37

Proposal 2

Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

☑ The Board recommends a vote FOR this proposal.

•

Independent firm

•

Significant industry, global audit and financial reporting expertise

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2026 fiscal year. The Board of Directors is asking shareholders to approve this action and to delegate authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.

Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

In the event that shareholders fail to approve the appointment of PwC as the Company’s independent registered public accounting firm and auditor, the Audit Committee will consider the shareholder vote in determining whether to retain the services of PwC in connection with the 2026 audit.

Independent Registered Public Accounting Firm

The following table shows the aggregate fees for professional services provided by PwC and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2025 and 2024, and other services rendered during such years. A significant portion of the Tax Fees for 2025 resulted from services related to efforts to optimize our corporate organizational structure and services related to the Pending Merger with AkzoNobel, as further described below.

($000s) Fee Category	2025	2024

Audit Fees	$6,543	$6,226

Audit-Related Fees	62	477

Tax Fees	3,958	1,438

All Other Fees	5	4

TOTAL	$10,568	$8,145

Audit Fees

Audit Fees consist of the fees and expenses for professional services rendered for the audit of the GAAP consolidated financial statements and the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits and quarterly reviews.

Audit-Related Fees

Audit-Related Fees consist of the fees and expenses for audits and related services that are not required under securities laws and reviews of financial statements.

38 AXALTA COATING SYSTEMS

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

Tax Fees

Tax Fees consist of the fees and expenses for tax planning, advisory and compliance services. Compliance fees consist of the aggregate fees billed for professional services rendered for tax return preparation and related tax compliance documentation. The following table details the associated tax fees for 2025 and 2024.

($000s)	2025	2024

Tax Planning and Advisory Services	$3,958	$1,417

Tax Compliance	—	21

TOTAL	$3,958	$1,438

When engaging PwC on these matters, management and the Audit Committee considered PwC’s expertise in domestic and international corporate taxation as well as its institutional knowledge of our operations. As such, management and the Audit Committee determined that the engagement of PwC would ensure efficient and quality advice that is pertinent to our business and consistent with our overall business strategy.

In particular, PwC provided the Company tax planning and advisory services in 2025 in connection with efforts to optimize our corporate organizational structure (the “Reorganization Services”) as well as in connection with the Pending Merger with AkzoNobel (the “Merger Services”). The fees for the Reorganization Services ($1.9 million in 2025) and fees for the Merger Services ($0.8 million in 2025) represent approximately 48.0% and 20.2%, respectively, of the total “Tax Fees” set forth in the table above for 2025. PwC provided advice to the Company as the Company explored opportunities to optimize its corporate organizational structure, including potential legal entity reorganization transactions that could have resulted in Axalta Coating Systems Ltd. or any successor entity being incorporated in a jurisdiction other than Bermuda, as well as advice regarding various potential tax structuring matters and related tax consequences in connection with the Pending Merger. Given PwC’s knowledge of our operations and structure, we believe that it is unlikely that another service provider would have been able to provide the needed level of expertise, on both a timely and cost-effective basis.

The Audit Committee reviewed and pre-approved PwC’s engagement and the associated tax fees. For each service proposed, the Audit Committee discussed and determined that PwC’s performance of the tax services would not impair its independence. Nonetheless, our Audit Committee has instructed PwC and management that, absent extenuating circumstances, PwC’s audit, audit-related and tax compliance fees should comprise a majority of its overall fees.

All Other Fees

All Other Fees are fees for all other services and related expenses not included in other fee categories, principally for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting the independent registered public accounting firm retained by us to audit our financial statements. The Audit Committee also has responsibility for the retention, compensation, oversight and termination of any independent auditor employed by us.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of such firm with respect to such services. Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit

Committee prior to the services being performed. However, the authority to pre-approve services not anticipated to exceed $500,000 per engagement, per calendar year, has been delegated to the Audit Committee Chair to accommodate time-sensitive service proposals and the Audit Committee Chair reports any such pre-approvals to the full Audit Committee at the next meeting. In each case, the Audit Committee and/or the Audit Committee Chair considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services, tax services and other services provided by PwC for 2025 and 2024 were pre-approved. Compliance with these policies and procedures is monitored by the Chief Financial Officer.

2026 PROXY STATEMENT 39

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The approval of Proposal No. 2, to appoint PwC as our independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof, requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting, whether cast in-person or through proxy.

The Board of Directors recommends a vote “FOR” Proposal No. 2, to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof. Abstentions will have no effect on the outcome of the vote.

40 AXALTA COATING SYSTEMS

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this Proxy Statement, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors is providing this report to enable shareholders to understand how the Audit Committee monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate. The Audit Committee operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at www.axalta.com.

The Audit Committee is responsible for the appointment of the independent registered public accounting firm, as well as for reviewing the appointment or replacement of the leader of the Company’s internal audit function. Additionally, the Audit Committee is directly involved in selecting the lead audit partner to ensure that the lead audit partner is appropriately qualified to lead the Company’s audit. Under SEC rules, the lead audit partner is required to rotate every five years. A new lead audit partner from PwC, which has served as the Company’s independent registered public accounting firm since 2011, was appointed beginning with fiscal year 2026.

Regularly throughout fiscal year 2025, the Audit Committee reviewed and discussed with management, including internal audit, and PwC, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. The Audit Committee also met separately with the Company’s Senior Vice President and Chief Financial Officer, as well as the Company’s Senior Vice President and General Counsel. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise-wide risk assessment as well as cyber and information security risks generally.

The Audit Committee consists of four directors, Messrs. Cook and Smolik and Mmes. Bertsch and Zappone, each of whom satisfies the independence requirements promulgated by the SEC and applicable NYSE rules. The Board has determined that each of Mr. Cook and Mmes. Bertsch and Zappone are audit committee financial experts as defined by the rules of the SEC and that each member of the Audit Committee is “financially literate” under applicable NYSE rules.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management and the Company’s independent registered public accounting firm, PwC, which included reviewing and discussing the reasonableness of significant estimates and judgments and the clarity of the disclosures related to critical accounting estimates and critical audit matters; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB,” and the SEC; (iii) reviewed the written disclosures and letters from PwC as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PwC its independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by PwC, as disclosed elsewhere in this Proxy Statement, is compatible with maintaining its independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Jan A. Bertsch (Chair)

William M. Cook

Samuel L. Smolik

Mary S. Zappone

2026 PROXY STATEMENT 41

Proposal 3

Non-binding advisory vote to approve the compensation of our named executive officers

☑ The Board recommends a vote FOR this proposal.

•

Strong alignment of executive pay with Company performance

•

Oversight of compensation program by fully independent Compensation Committee with assistance of independent compensation consultant

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the SEC enacted requirements for the Company to present to its shareholders a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its NEOs. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation philosophy, policies and practices described in this Proxy Statement. As required by these rules, the Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 43 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 63, and to cast an advisory vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables and any narrative executive compensation disclosure contained in the Company’s Proxy Statement for the 2026 Annual General Meeting of Members.”

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce that is critical to the Company’s success and will drive the creation of shareholder value. The Company sets challenging financial and operational performance targets, and a significant amount of our NEOs’ annual compensation is tied to our achievement of these performance targets. Therefore, payment is earned only if performance warrants it. The Board of Directors believes that our current compensation program directly links executive compensation to Company performance, aligning the interests of the Company’s NEOs with those of its shareholders. The compensation of our NEOs in 2025 reflects our financial and operational results in 2025.

This is an advisory vote and as such is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the input of our shareholders and will take into account the outcome of this vote in considering future compensation decisions regarding the Company’s NEOs. The Company strongly encourages all shareholders to vote on this matter. The Company has determined that our shareholders should be given the opportunity to cast an advisory vote on the compensation of the Company’s NEOs on an annual basis, consistent with the results of the non-binding advisory vote on the frequency of future advisory votes on the compensation of our NEOs by our shareholders at the 2021 Annual General Meeting of Members. Accordingly, the next advisory vote on the compensation of the Company’s NEOs will be at the 2027 Annual General Meeting of Members, as will the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s NEOs.

The approval of Proposal No. 3, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s NEOs, requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting, whether cast in-person or through proxy.

The Board of Directors recommends a vote “FOR” Proposal No. 3, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

42 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program, including: (i) the elements of our compensation program for our NEOs listed below; (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions.

Chris Villavarayan

Chief Executive Officer and President

Carl D. Anderson II

Senior Vice President and Chief Financial Officer

Troy D. Weaver

President, Global Refinish

Hadi H. Awada

President, Global Mobility Coatings

Timothy Bowes

President, Global Industrial Coatings

Executive Summary

2025 Highlights

Performance Highlights and Business Conditions

2025 was a strong year for Axalta as we continued to execute against our strategic initiatives in the face of a challenging macroeconomic environment. In 2025, we achieved net sales of $5.117 billion, net income of $379 million and net income margin of 7.4%. We delivered Company-record Adjusted EBITDA of

$1.128 billion. Adjusted EBITDA margin was 22.0% for 2025, which is the highest full-year Adjusted EBITDA margin for the Company and displays our disciplined operational focus. We also delivered record cash provided by operating activities of $649 million and continued to strengthen our balance sheet.

Pay Outcomes

The 2025 incentive compensation of our NEOs reflects our strong financial and operational performance, including the highlights noted above. Notable incentive compensation outcomes for 2025 include the following, which are discussed in greater detail in this Compensation Discussion and Analysis:

•

Based on the design set by the Compensation Committee under our 2025 annual bonus plan (“ABP”), the Company’s performance was above target for Adjusted EBITDA margin and below target for each of Adjusted EBITDA and Free Cash Flow, resulting in an average payout to our NEOs of 71.7% of target based on the Company’s financial performance (before accounting for individual performance).

•

2025 marked the end of the performance cycle for PSU awards granted in 2023, with the awards based on the Company’s Adjusted EBITDA paying out at approximately 169.4% of target and the awards based on the Company’s relative total shareholder return (“TSR”) paying out at approximately 89.1% of target, for an aggregate payout of approximately 129.2% of target for the 2023 PSUs.

For further discussion of our ABP and PSU awards, see, respectively, “Annual Performance-Based Compensation” beginning on page 50 and “2023-2025 PSU Payout” beginning on page 57.

2026 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

Role of “Say on Pay” Votes

We provide our shareholders with the opportunity to cast an annual, non-binding advisory vote on our executive compensation program for our NEOs (referred to as a “Say on Pay” proposal) and the Compensation Committee considers this vote in future compensation determinations for our NEOs. At our 2025 Annual General Meeting, 99.12% of the votes cast on the “Say on Pay” proposal were voted in favor of the compensation of our NEOs, which reflects strong support for our executive compensation program, practices and policies. Due to the strong support for our

“Say on Pay” proposal at our 2025 Annual General Meeting, no significant changes were made to our compensation program for our NEOs in connection with the voting results of the proposal. Notwithstanding historical shareholder support for our compensation program, the Compensation Committee continually reassesses the competitiveness of our compensation program and its appropriateness in supporting our business strategy. Changes to the program have been, and will continue to be, made to align with our business priorities, market norms and best practices.

Shareholder Feedback

To ensure that our Board and Compensation Committee are apprised of the views of our shareholders and the proxy advisory firms, senior management regularly engages with these parties, including with respect to our executive compensation program, and follows developments in their methodologies and analyses as well as market practices. As part of this process, we conduct regular outreach initiatives with our significant shareholders. Between March 2025 and March 2026, we engaged with shareholders representing more than 70% of our shareholder base and held discussions with investors representing approximately 75% of actively managed fund shareholders. No significant concerns regarding our compensation program were raised during these engagements. Our Compensation Committee will continue to consider the input from these parties along with the outcome of our shareholders’ votes on “Say on Pay” proposals when making future decisions on our compensation programs for NEOs. Shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board may contact the Board of Directors as described above in the section “Communications with the Board.”

44 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Objectives, Philosophy and Practices

COMPENSATION PHILOSOPHY

PAY-FOR-PERFORMANCE	Provide our executives with a compensation structure that incentivizes achievement of near-term performance targets and long-term shareholder value
ATTRACT & RETAIN	Attract and retain highly qualified executives to advance Axalta's business objectives
BALANCED COMPENSATION	Maintain a compensation structure that includes multiple forms of compensation and performance objectives to focus executives on overall Company performance
ADVANCEMENT OF SHAREHOLDER INTERESTS	Executive compensation program designed to ensure that a portion of an executive's compensation is related to factors that create shareholder value
CONSTANT IMPROVEMENT	Frequent reviews of best practices and regulatory requirements allows us to review, refine, and improve our executive compensation program

Our compensation philosophy is rooted in pay-for-performance, with compensation that is structured to incentivize management to achieve near-term performance targets as well as long-term shareholder value creation, without motivating undue risk-taking. This means that a significant amount of our NEOs’ compensation is based on performance and contingent on the Company achieving near-term and long-term performance targets. Our compensation program includes multiple forms of compensation and performance objectives, and, as a result, the aggregate compensation that may be earned by our NEOs is not dependent on a single form of compensation or a single performance objective. We believe this compensation structure incentivizes our NEOs to focus on Axalta’s overall performance.

Overall, we believe our compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value.

We maintain several guiding practices and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed and that a portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value.

2026 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

What We Do	What We Don’t Do

☑  Align pay and performance

☑  Significant portion of executive officers’ pay is at-risk

☑  Encourage sustained focus by setting multi-year performance objectives for performance-based equity awards when granted

☑  Apply stock ownership policies for executive officers and directors

☑  Incentive compensation recoupment policies that permit recoupment in the event of a financial restatement as well as a covered person’s material breach of certain Company policies

☑  Include “double trigger” Change-in-Control provisions in equity awards

☑  Fully independent Compensation Committee

☑  Independent compensation consultant

☑  Mitigate undue risk in compensation programs

☑  Provide reasonable post-employment and change-in-control severance

☒  No single trigger vesting of equity awards upon a Change-in-Control

☒  No NEO employment agreements

☒  No excessive perquisites

☒  No tax gross-ups

☒  No hedging transactions by officers, directors or employees

☒  No pledging of shares as collateral by officers, directors or employees

☒  No speculating in short-term movements in price of shares by officers, directors or employees

☒  No discounted stock options or repricing of underwater options

☒  No excessive risk-taking

Pay for Performance

Total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing near-term incentives and long-term incentives tied to our financial performance and stock price performance, to align the interests of management with the interests of our shareholders. The variable annual performance-based awards and the long-term equity awards, including the PSU awards, are designed to ensure that total compensation reflects our overall level of success and to motivate the NEOs to meet appropriate performance measures tied to maximizing shareholder value. The mix of base salary, annual bonus and long-term equity incentive compensation for our NEOs is shown in the charts below. The Compensation Committee determined this mix, taking into account market compensation information and with the intention of balancing both long-term and near-term objectives and motivating each NEO to attain those objectives.

46 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation Program

Compensation for our NEOs consists primarily of the elements, and the corresponding objectives, identified in the following table.

Compensation Element	Primary Objectives

Base salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

Annual performance-based compensation	To promote our annual performance objectives across our workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards

To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of our common shares.

Defined contribution plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Severance arrangements	To encourage the continued focus and dedication of key individuals.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at a relatively low cost to us.

To serve the foregoing objectives, our overall compensation program is generally designed to be adaptive rather than purely formulaic. Our Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. For 2025, compensation for our NEOs reflected the overall performance of the Company, each individual’s area of responsibility and each individual’s specific contributions to Axalta’s performance. Our compensation decisions for the NEOs in 2025 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Compensation Governance: Oversight and Administration of the Executive Compensation Program

2026 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee, which is comprised entirely of independent directors, oversees the Company’s executive compensation program and has the primary authority to establish the general compensation policies of the Company and to determine the compensation of our NEOs. The Compensation Committee is charged with, among other things, reviewing compensation policies and practices to ensure: (i) adherence to our compensation philosophies; and (ii) that the total compensation of our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, the competitive market for talent and our NEOs’ level of expertise and experience in their respective positions. In addition to the considerations described above, the Compensation Committee is primarily responsible for: (a) determining any future adjustments to base salary and target annual performance-based award levels (representing the non-equity incentive compensation that may be awarded expressed as a percentage of base salary or as a dollar amount for the year) for the non-CEO NEOs; (b) assessing the performance of the non-CEO NEOs for each applicable performance period; and (c) determining the awards to be paid to our non-CEO NEOs under the long-term equity incentive program for each year. With respect to the compensation of our CEO, the Compensation Committee recommends to the full Board the compensation of the CEO for approval. The Compensation Committee is also delegated the authority to administer our equity incentive plans and approve equity grants thereunder.

The Compensation Committee annually reviews the performance and compensation of our senior executives, including the NEOs. To aid the Compensation Committee in making its determinations, the CEO, with input from and in consultation with the Chief Human Resources Officer (the “CHRO”), provides recommendations to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The CEO does not participate in discussions about his own compensation; the Compensation Committee, with input from the other non-employee directors, evaluates the CEO’s performance against goals that are reviewed with, and subject to input from, the Board during the beginning part of each year. In evaluating compensation levels for all NEOs, the Compensation Committee considers each NEO’s particular position and responsibility, reviews executive compensation data for our industry, and receives advice from the independent compensation consultant as discussed below.

Role of the Independent Compensation Consultant

The Compensation Committee engages an independent compensation consultant on executive compensation matters. The services provided by the independent compensation consultant include:

•	attending Compensation Committee meetings, including executive sessions, to present and offer independent recommendations, insights and perspectives on compensation matters;

•	assessing how our executive compensation program aligns with our pay for performance philosophy;

•	informing the Compensation Committee of regulatory and other developments relating to executive compensation practices;

•	assessing the appropriateness of our peer group used to inform our executive compensation program;

•	advising on the design and structure of, as well as the performance targets set under, our annual and long-term compensation plans;

•	conducting an annual risk assessment of our compensation programs;

•	assessing the market competitiveness of our executive compensation program;

•	assessing the market competitiveness of our non-employee director compensation program; and
•

identifying potential changes to our executive compensation and non-employee director compensation programs to maintain market competitiveness, consistency with business strategies, good governance practices and alignment with shareholder interests.

Pearl Meyer has served as the Compensation Committee’s independent compensation consultant since 2022 and the Compensation Committee determined that Pearl Meyer does not have a relationship with the Company that would present a conflict of interest with Pearl Meyer serving as the Compensation Committee’s advisor or would impair its independence. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) the amount of fees paid by the Company to Pearl Meyer as a percentage of its total revenue; (2) Pearl Meyer’s policies and procedures to prevent or mitigate conflicts of interest; (3) that there are no other business or personal relationships between Pearl Meyer and members of the Compensation Committee or Axalta executive officers; and (4) none of the representatives of Pearl Meyer who provide compensation services to the Company own any Axalta common shares.

48 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Peer Group and Survey Data

We believe that total compensation opportunities for our senior management (including the NEOs) should be competitive with comparable opportunities for individuals with similar positions, experience and responsibilities in our marketplace. We use median compensation data from our peer group as a reference point when setting individual compensation and calibrate variable compensation opportunities to provide actual compensation opportunities above peer data when Company and individual performances are strong, while providing for consequences when performance targets are not met.

For purposes of setting the 2025 compensation for our NEOs, Pearl Meyer provided the Compensation Committee with a comprehensive report that included publicly available compensation data relating to the peer group set forth in the table below as well as compensation data from Willis Towers Watson’s general industry survey.

The Compensation Committee utilized the peer group set forth below as the primary reference point for setting the 2025 compensation for our NEOs. The peer group broadly reflects the companies with which we compete for talent, business and investment capital based on the scope of our operations, as measured by revenue and market capitalization. The Company was positioned at the 50th percentile relative to the peer group on the basis of trailing twelve months revenue at the end of June 2024 and the 65th percentile on the basis of market capitalization as of July 30, 2024.

Axalta Compensation Peer Group

Albemarle Corporation	International Flavors & Fragrances Inc.

Ashland, Inc.	Minerals Technologies, Inc.

Avient Corporation	NewMarket Corporation

Cabot Corporation	Olin Corporation

Celanese Corporation	PPG Industries Inc.

Eastman Chemical Co.	RPM International Inc.

Element Solutions Inc	Stepan Company

FMC Corporation	The Chemours Company

H.B. Fuller Company	The Sherwin-Williams Company

Huntsman Corporation	Tronox Holdings plc

Elements of 2025 Compensation Program

Base Salary

We set base salaries for our NEOs generally at a level we believe is necessary to attract and retain individuals with superior talent. Each year, the Compensation Committee will determine base salary adjustments, if any, after reviewing a variety of factors, including market data, level of responsibility, time in position and internal equity, and evaluating the job responsibilities and demonstrated proficiency of the NEOs as assessed by the Compensation Committee and, for NEOs other than the CEO, in conjunction with recommendations made by the CEO, with input from and in consultation with the CHRO.

Based on the Compensation Committee’s review of the job responsibilities, market data, proficiency and individual performance of each NEO, in March 2025, the Compensation Committee set base salaries effective April 7, 2025 for all NEOs. The following table sets forth each NEO’s base salary for 2024 and 2025, as well as any applicable increase from 2024.

Name	Effective March 11, 2024	Increase	Effective April 7, 2025

Chris Villavarayan	$1,100,000	$—	$1,100,000

Carl D. Anderson II	$693,263	$22,531	$715,794

Troy D. Weaver	$600,394	$19,513	$619,907

Hadi H. Awada	$571,500	$22,860	$594,360

Timothy Bowes(1)	$—	$—	$590,000

(1)	Mr. Bowes was not a NEO for 2024. His 2025 base salary was set as of January 27, 2025 in connection with his appointment as President, Global Industrial Coatings.

2026 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

Annual Performance-Based Compensation

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s relative contribution to our performance. To emphasize the importance of near-term performance, NEOs are generally eligible to receive annual performance-based awards under our ABP in the event certain specified performance measures are achieved.

The ABP pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of company-wide performance targets established annually by the Compensation Committee and based on the Company’s Board-approved budget and financial plan.

2025 Annual Bonus Plan Formula

Under the terms of the ABP, the NEOs’ annual target incentive awards are based on a percentage of their base salaries. Once the achievement of financial performance against three enterprise targets has been determined, the Compensation Committee reviews and approves the individual modifier to be applied to the NEO’s ABP award based on each respective NEO’s business impact, leadership and attainment of individual objectives, as well as other related factors. In addition, in determining the achievement of financial performance targets, the Compensation Committee may account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance.

For the 2025 ABP, the Compensation Committee selected Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as the relevant financial metrics for the three Company-wide targets, with Adjusted EBITDA and Adjusted EBITDA margin replacing Adjusted EBIT and Adjusted EBIT margin from the 2024 ABP, and Free Cash Flow remaining as the third financial metric. The Compensation Committee selected Adjusted EBITDA because profitable growth is an important measure of the financial performance of our Company, Adjusted EBITDA Margin because operating efficiency is essential to drive shareholder value and Free Cash Flow because we believe the amount of free cash flow that we generate each year is important for us to maintain appropriate working capital, complete acquisitions, pay down gross debt, and otherwise deploy capital, including returning capital to shareholders. In addition, Adjusted EBITDA and Adjusted EBITDA margin are key externally-reported financial metrics, and the Compensation Committee believes that this change further aligns management’s interests with the interests of our shareholders. Individual performance will continue to serve as a modifier to the entirety of the payout earned through achievement of the financial metrics alone, and final payouts will continue to range from 0% to 200% of target.

2025 Annual Bonus Plan Target Percentages

The 2025 target percentage under the ABP approved by the Compensation Committee for each of our NEOs is set forth in the table below. The Compensation Committee approved an increase in the target bonus opportunity of Mr. Villavarayan consistent with market-competitive CEO compensation.

Name	2024 Target-level % (of base salary)	Increase	2025 Target-level % (of base salary)	2025 Target Bonus Amount

Chris Villavarayan	125%	5%	130%	$1,430,000

Carl D. Anderson II	90%	—%	90%	$644,215

Troy D. Weaver	75%	—%	75%	$464,930

Hadi H. Awada	75%	—%	75%	$445,770

Timothy Bowes(1)	—%	—%	75%	$442,500

(1) Mr. Bowes was not a NEO for 2024. His 2025 target bonus amount was set as of January 27, 2025 in connection with his appointment as President, Global Industrial Coatings.

50 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Bonus Plan – Weighted Company Performance

For the year ended December 31, 2025, the financial performance metrics under the ABP were based upon the Company’s achievement of Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow (“FCF”).

For each performance year under the ABP, the Compensation Committee assigns a target, threshold and maximum payout level to each financial performance metric where the actual payout can range from 0% to 200% of the assigned target weighting depending on our achievement of such performance measures. The Compensation Committee sets these targets in order to challenge our executives, including our NEOs, to drive our financial and business performance, taking into account the state of our business, industry dynamics and other business conditions. When setting the ABP targets for 2025, the Compensation Committee considered how the targets compared to the forecasted 2024 results as well as our actual results for 2024. In setting the 2025 ABP target for FCF, the Compensation Committee also considered the impact of any remaining cash expenditures associated with the 2024 Transformation Initiative. All targets for the 2025 ABP were set higher than the actual 2024 results.

2026 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS

The following chart sets forth for the 2025 ABP the weighting of each financial performance metric and the threshold, target and maximum performance targets, as well as the actual performance achieved, for the year ended December 31, 2025:

Metric(1)	Weighting (% of Award Target)	Threshold (50% Payout(2))	Target (100% Payout(2))	Maximum (200% Payout(2))	Actual Performance Achieved	Payout as % of Weighting	Payout (Weighted % of Total Payout)

Adjusted EBITDA	50%	$1,082	$1,175	$1,261	$1,128	74.5%	37.2%

Adjusted EBITDA Margin	25%	20.7%	21.7%	22.7%	22.0%	137.7%	34.5%

FCF	25%	$468	$520	$580	$466	—%	—%

						Total	71.7%

(1)	All $ values are in $ millions.
(2)

Achievement below threshold results in zero payout while achievement in excess of maximum performance is capped at 200% of target for each metric. Results between threshold and target and target and maximum are determined on a linear basis.

Reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin and FCF to the most directly comparable financial measures calculated in accordance with GAAP, as externally reported, are included in Appendix A.

52 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Bonus Plan – Individual Modifier

2025 ABP awards utilize a modifier for individual performance, which is approved by the Compensation Committee for each NEO, that is determined based on each NEO’s performance against individual goals which includes business unit or functional performance, alignment with Company-desired behaviors and relative contribution to the Company’s success, among other factors. The actual modifier can range from 0 to 200%

depending on the NEO’s individual contributions during the performance period; however, all individual awards are limited to 200% of the individual’s target bonus for the year.

For 2025, the Compensation Committee considered the following key achievements in approving the following modifiers for each of our NEOs.

Name	Individual Performance Modifier	2025 Performance Considerations

Chris Villavarayan	95%

•

Delivered strong financial performance, including record full-year Adjusted EBITDA, in the face of a challenging macro-environment, though financials were generally below target

•

Led the negotiation of the Company’s Pending Merger with AkzoNobel

•

Drove a 40% reduction in recordable safety incidents

Carl D. Anderson II	95%

•

Key role supporting the Pending Merger with AkzoNobel

•

Continued strong financial performance including record full-year Adjusted EBITDA, improved Adjusted EBITDA margin and reduced net leverage, though financials were generally below target

•

Drove continued improvement of the Company’s cybersecurity posture

Troy D. Weaver	85%

•

Led strong cost management and pricing initiatives, as well as other bold actions in the face of broader market declines, though financials were below target

•

Executed 5 acquisitions expanding route to market

•

Drove strong safety improvements; 8 plants with zero recordable incidents

Hadi H. Awada	115%

•

Delivered above-target Adjusted EBITDA and Free Cash Flow results for the Mobility business, with growth in a number of international geographies

•

Drove strong improvement in safety metrics across the Mobility business

•

Established new organizational structure and strategy in a key geography

Timothy Bowes	105%

•

Delivered improved Adjusted EBITDA and Adjusted EBITDA margin through selective customer wins, cost management and operational excellence

•

Executed key steps in manufacturing footprint optimization reducing complexity and cost

•

Strengthened Industrial leadership team through new appointments

2026 PROXY STATEMENT 53

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Bonus Plan – Results

Based on the considerations described above, our level of performance in relation to the Company-wide financial performance targets and each NEO’s individual performance modifier, the ABP awards earned by our NEOs are set forth in the table below.

Name	2025 Target Bonus Amount	Financial Performance Metrics Payout %	Individual Performance Modifier	Actual Award

Chris Villavarayan	$1,430,000	71.7%	95%	$973,391

Carl D. Anderson II	$ 644,215	71.7%	95%	$438,512

Troy D. Weaver	$ 464,930	71.7%	85%	$283,162

Hadi H. Awada	$ 445,770	71.7%	115%	$367,313

Timothy Bowes	$ 442,500	71.7%	105%	$332,913

Long-Term Equity Incentive Awards

Our NEOs are eligible to receive long-term equity incentive awards, which comprise a majority of their compensation opportunity. In 2025, our NEOs received long-term incentive awards under our equity incentive plan, which were allocated 60% in PSUs and 40% in

RSUs in order to motivate and retain our NEOs and align their interests with those of our shareholders. All equity types are subject to a risk of forfeiture should the NEO’s employment terminate prior to the vesting date absent certain exceptions.

Annual awards under our long-term incentive program were granted (at target value) in 2025 as follows:

Name	PSUs ($)	RSUs ($)	Total ($)

Chris Villavarayan(1)	4,050,000	2,700,000	6,750,000

Carl D. Anderson II	1,050,000	700,000	1,750,000

Troy D. Weaver	675,000	450,000	1,125,000

Hadi H. Awada	540,000	360,000	900,000

Timothy Bowes(2)	540,000	360,000	900,000

(1)	The annual award at target value for Mr. Villavarayan increased from $6,000,000 in 2024 to $6,750,000 in 2025, consistent with market-competitive CEO compensation.
(2)	Does not include the RSUs granted to Mr. Bowes in connection with his appointment as President, Global Industrial Coatings on January 27, 2025.

54 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Stock Awards

2025 Target PSUs

The target number of annual PSUs granted to our NEOs during the year ended December 31, 2025 is listed below.

Name	Target Number of Performance Stock Units Granted in 2025

Chris Villavarayan	118,110

Carl D. Anderson II	30,620

Troy D. Weaver	19,684

Hadi H. Awada	15,746

Timothy Bowes	15,746

2025 PSUs

50% of the target amount of PSUs granted in 2025 (the “2025 PSUs”) may be earned based on the Company’s performance relative to Adjusted Diluted EPS and 50% may be earned based on the Company’s relative total shareholder return (“Relative TSR”). The 2025 PSUs with Adjusted Diluted EPS as the performance metric have a three-year performance period comprising January 1, 2025 through December 31, 2027. The 2025 PSUs with Relative TSR as the performance metric have a three-year performance period commencing on the day immediately prior to the grant date and ending on the day immediately prior to the third anniversary of the grant date. Adjusted Diluted EPS, for purposes of the 2025 PSUs, means the Company’s diluted net income per share, adjusted for (i) certain non-cash items included within net income, (ii) certain items not indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or are not reasonably likely to recur within the next two years, each as determined by the Compensation Committee and subject to certain other adjustments made in the Compensation Committee’s discretion. Relative TSR compares the Company’s total shareholder return against that of companies in the S&P 400 MidCap Index at the end of the performance period. The maximum number of shares that may be earned with respect to the 2025 PSUs is 200% of the target number of shares.

2026 PROXY STATEMENT 55

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee selected Adjusted Diluted EPS and Relative TSR as the performance metrics for the 2025 PSUs because they believe these metrics are important indicators of long-term financial performance and shareholder value creation. The Compensation Committee believes that this PSU design incentivizes management to focus on driving both sustainable financial performance and shareholder value. The Compensation Committee set threshold, target and maximum Adjusted Diluted EPS and Relative TSR performance targets for the applicable performance periods in March 2025 when the 2025 PSUs were awarded, with the performance targets selected based on the Company’s long-term strategic growth plan.

The Compensation Committee will determine Adjusted Diluted EPS and Relative TSR following the end of the applicable performance periods, with the results being measured against each period’s pre-established targets. In making such determinations, the Compensation Committee has discretion to account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. Accelerated vesting may occur upon certain terminations of employment following a Change-in-Control as described below under the section “Severance Arrangements.”

The table below sets forth the PSUs, as a percentage of the target PSU grant, that would vest, based on the Company’s achievement of Adjusted Diluted EPS and Relative TSR, respectively, for the applicable performance periods.

2025 PSUs Vesting Schedule
Adjusted Diluted EPS Performance	PSUs that would vest as % of target (Adjusted Diluted EPS)	Relative TSR Performance	PSUs that would vest as % of target (Relative TSR)(1)

<Threshold	0%	<25th percentile	0%

Threshold	50%	25th percentile	50%

Target	100%	50th percentile	100%

Maximum	200%	75th percentile	200%

(1)	If the Company’s absolute total shareholder return is negative, then any award payout shall not exceed 100% of the award target.

Earned awards, if any, will vest upon the Compensation Committee’s determination of the Company’s achievement of Adjusted Diluted EPS and Relative TSR, for the applicable performance periods, subject to the executive’s continued employment as of the date of such determination. Where performance for Adjusted Diluted EPS or Relative TSR is achieved at a level between threshold and target or target and maximum, the number of PSUs eligible to vest for such metric is calculated using straight-line interpolation.

56 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

2023-2025 PSU Payout

For PSUs granted in 2023 (the “2023 PSUs”) to our then-serving NEOs, the Compensation Committee reviewed in March 2026 the Company’s performance relative to the Adjusted EBITDA and Relative TSR performance targets that the Compensation Committee set in March 2023 for the three-year cumulative performance period.

The below table sets forth the relevant Adjusted EBITDA and Relative TSR thresholds, targets and maximums, as well as the actual results, in each case for the relevant performance period. The Compensation Committee increased the Adjusted EBITDA performance targets set in March 2023 for purposes of the 2023 PSUs by approximately 2.6% to account for the net impacts of the acquisition of André Koch AG in 2023 and the acquisition of the CoverFlexx Group in 2024, because such impacts were not contemplated at the time targets were set for the 2023 PSUs. For the cumulative three-year performance period, Adjusted EBITDA was $3,195 million which resulted in vesting at approximately 169.4% of target. The Company’s TSR over the three-year performance period was approximately 15.27%, which resulted in a Relative TSR at the 45th percentile of the peer group, which resulted in vesting at approximately 89.1% of target.

Metric	Weight	Threshold	Target	Maximum	Result	% of Target	% Vested

Adjusted EBITDA(1)	50%	$ 2,605	$ 2,894	$ 3,328	$ 3,195	110.4%	169.4%

Relative TSR	50%	25th Percentile	50th Percentile	75th Percentile	45th Percentile	N/A	89.1%

(1)	All dollar amounts represented in millions.

RSUs

RSUs granted under our equity incentive plan generally have vesting schedules that are designed to encourage a recipient’s continued employment and to drive shareholder value. The annual RSUs granted to our NEOs in 2025 vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. In addition to the annual RSU grant, Mr. Bowes received an RSU grant in connection with his appointment as President,

Global Industrial Coatings on January 27, 2025, which vests in two equal annual installments beginning on January 27, 2026, subject to his continued employment on each applicable scheduled vesting date. Accelerated vesting may occur upon certain terminations of employment following a Change-in-Control as described below under the section “Severance Arrangements.” The number of annual RSUs granted to our NEOs during the year ended December 31, 2025 is listed below.

Name	Number of RSUs Granted in 2025

Chris Villavarayan	78,740

Carl D. Anderson II	20,415

Troy D. Weaver	13,124

Hadi H. Awada	10,500

Timothy Bowes(1)	14,534

(1)	In addition to the 2025 annual grant of 10,500 RSUs, Mr. Bowes received a grant of 4,034 RSUs in connection with his appointment as President, Global Industrial Coatings on January 27, 2025.

2026 PROXY STATEMENT 57

COMPENSATION DISCUSSION AND ANALYSIS

Defined Contribution Plans

401(k) Plan

We maintain a defined contribution plan (the “401(k) Plan”) that is tax-qualified under Section 401(a) of the Internal Revenue Code (the “Code”). The 401(k) Plan permits our eligible employees to defer receipt of portions of their eligible compensation, subject to certain limitations imposed by the Code. Employees may make pre-tax contributions, Roth contributions, catch-up contributions and after-tax contributions to the 401(k) Plan. The 401(k) Plan provides matching contributions in an amount equal to 100% of each participant’s pre-tax contributions and/or Roth contributions up to a maximum of 4% of the participant’s annual eligible compensation, subject to certain other limits, and a non-discretionary Company contribution of up to 3% of the participant’s annual eligible compensation. Participants are 100% vested in all contributions, including Company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our U.S. salaried employees, including the NEOs.

Deferred Compensation Plan

In addition to the 401(k) Plan, in 2025 we maintained a deferred compensation plan for a select group of highly compensated, senior management employees, including the NEOs. The Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan became effective June 1, 2014. Members of our senior management team, including our NEOs, are eligible to defer up to 100% of their base salary in excess of the annual limits under section 401(a)(17) of the Code to this plan, provided that these individuals first maximize their elective deferrals to the 401(k) Plan. Participants in the plan may also defer future bonus amounts. This plan provides for a 4% excess matching contribution and a 3% excess contribution on deferred salary, each provided at the Company’s discretion, as well as an additional discretionary contribution as determined by the Compensation Committee.

58 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Considerations
Executive Officer Stock Ownership Guidelines

To directly align the interests of our executive officers with our shareholders, our Compensation Committee has adopted stock ownership and holding guidelines. The guidelines require that, within five years of becoming subject to the guidelines or the appointment to their current position, the executive officers listed below must directly or indirectly own an amount of our common shares and unvested RSUs at least equal to the multiple of their respective base salaries set forth below. Holdings of PSUs and unexercised stock options are not counted in determining whether the applicable ownership level is met.

Group	Ownership Level

CEO	5x base salary

President and Senior Vice President direct reports to CEO	2x base salary

An executive who does not satisfy the ownership requirement must retain 50% of our common shares acquired upon stock option exercises and 75% of our common shares issued upon the vesting of RSUs and PSUs, in each case net of applicable taxes, until the executive satisfies the ownership requirement. The
Compensation Committee reviews each NEO’s compliance with the stock ownership and holding guidelines on an ongoing basis based on the NEO’s current base salary and the price of our common shares. All of our NEOs met the guidelines or were within the grace period as of December 31, 2025.

Prohibition on Pledging, Hedging and Other Transactions

Our insider trading policy prohibits our officers, directors and employees from pledging their Axalta securities as collateral to secure loans, utilizing their Axalta securities as collateral for margin loans or placing Axalta securities in margin accounts, engaging in hedging transactions or otherwise speculating on short-term movements in the price of our securities.

Practices Related to the Grant of Certain Equity Awards

We do not currently grant awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the timing of our disclosure of material
non-public
information.
In the event we determine to grant new awards of such items, the Company will evaluate the appropriate steps to take in relation to the foregoing.

Incentive Compensation Recoupment Policies

The Company maintains a clawback policy as is required by SEC and NYSE rules that applies to certain of the Company’s executive officers (as defined in the NYSE rules), which policy was publicly filed as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2025. In accordance with such rules, recoupment under this clawback policy is triggered by the requirement to restate previously issued financial statements under certain circumstances. The Company maintains another incentive compensation recoupment policy that applies to all members of our Executive Committee and certain other members of our senior leadership team, which is triggered by a financial restatement as well as certain other circumstances, including violations of certain Company policies, such as the Code of Business Conduct and Ethics.

Severance Arrangements

Since 2020, the Company has utilized a Restrictive Covenant and Severance Policy, (the “Severance Policy”) with respect to all new members of senior leadership, except for the CEO. The Severance Policy was amended and restated in November 2025 in connection with the Pending Merger to clarify the timing of the post-change in control protection period. Messrs. Anderson, Awada, Weaver and Bowes are all subject to the Severance Policy. Mr. Villavarayan is party to an Executive Restrictive Covenant and Severance Agreement with the Company (the “Executive
Agreement”). The rights of our NEOs under the Executive Agreement and the Severance Policy (as applicable), which are described in the graphic below, are substantially similar, and, as used in this Compensation Discussion and Analysis, references to “Severance Arrangements” should be read to include the Executive Agreement and the Severance Policy, except where otherwise noted. These Severance Arrangements allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.

2026 PROXY STATEMENT 59

COMPENSATION DISCUSSION AND ANALYSIS

The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and any other vested benefits to which the executive is entitled under the Company’s benefit plans and arrangements.

Retention Awards

To promote retention and ensure leadership continuity in connection with the Pending Merger, on December 15, 2025, the Compensation Committee approved cash retention awards for certain of the Company’s senior leaders and critical talent, including for the following NEOs in the following amounts: Mr. Anderson ($1,360,009); Mr. Awada ($1,040,130); Mr. Bowes ($1,032,500); and Mr. Weaver ($1,084,837) (for such NEOs, the “Retention Awards”), with Mr. Villavarayan not receiving such an award. Payment of the Retention Awards is contingent on the closing of the Pending Merger (the “Pending Merger Closing”). The Retention

Awards will vest and become payable in full on the date that is six months after the Pending Merger Closing, subject to continued employment through such date. However, if a Retention Award recipient’s (including a NEO’s) employment is terminated prior to the vesting date due to death or disability, he or she will still receive the Retention Award, contingent upon the occurrence of the Pending Merger Closing. A recipient (including a NEO) will also remain eligible to receive the Retention Award if his or her employment is terminated without cause or, following the Pending Merger Closing, with good reason, contingent on the occurrence of the

60 AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Pending Merger Closing and with the amount of the award prorated in the event the termination occurs prior to the Pending Merger Closing. Payment of the Retention Award is subject to the NEO’s continued

compliance with his or her restrictive covenant agreements and, if payment is triggered by a termination of employment other than death, the NEO’s timely execution and non-revocation of a release of claims.

President, Global Industrial Coatings Promotion

Effective January 27, 2025, Mr. Bowes was promoted to President, Global Industrial Coatings. In connection with his promotion, the Company granted Mr. Bowes the following compensatory arrangements:

•	A base salary of $590,000, with no further adjustment for 2025;

•	A target ABP percentage for 2025 of 75% of his annual base salary;

•	Promotional equity award of $150,000 in RSUs that vests in two equal installments on each of the first and second anniversaries of the grant date, subject to Mr. Bowes’ continued employment and subject to acceleration if Mr. Bowes’ employment is terminated without cause prior to the applicable vesting date; and

•

2025 long-term equity incentive awards with an aggregate target value at the grant date of $900,000, to be granted on the same terms and at the same time as the annual long-term equity incentive awards provided to the Company’s senior management.

Other Elements of Compensation and Perquisites

We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which are nonetheless an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term and long-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program. We also provide the following additional perquisites to our NEOs and certain other senior management personnel: executive physical, umbrella liability insurance, supplemental long-term disability insurance, global travel insurance, travel for spousal attendance at certain business functions and limited personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes.

2026 PROXY STATEMENT 61

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee of the Board of Directors consists of the three directors named below.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted,

COMPENSATION COMMITTEE

William M. Cook (Chair)

Jan A. Bertsch

Deborah J. Kissire

62 AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Compensation Plan ($)(3)	All Other ($)(4)	Total ($)
Chris Villavarayan	2025	1,100,000	—	7,389,552	—	973,391	88,778	9,551,721
Chief Executive Officer and	2024	1,089,231	—	6,669,447	—	1,982,750	82,207	9,823,635
President	2023	1,000,000	—	6,397,949	—	1,940,000	356,056	9,694,005
Carl D. Anderson II	2025	709,901	—	1,915,797	—	438,512	57,378	3,121,588
Senior Vice President and	2024	693,161	—	1,945,239	—	944,703	55,285	3,638,388
Chief Financial Officer	2023	255,769	500,000	3,756,528	—	928,872	84,942	5,526,111
Troy D. Weaver	2025	614,804	—	1,231,575	—	283,162	49,799	2,179,340
President, Global Refinish	2024	602,196	—	1,250,488	—	616,860	47,978	2,517,522
	2023	536,524	—	1,132,380	—	535,980	46,918	2,251,802
Hadi H. Awada	2025	588,381	—	985,240	—	367,313	47,120	1,988,054
President, Global Mobility	2024	575,896	—	1,000,397	—	679,885	45,376	2,301,554
Coatings	2023	525,366	—	905,878	—	654,578	45,345	2,131,167
Timothy Bowes	2025	588,127	—	1,135,224	—	332,913	32,937	2,089,201
President, Global Industrial	—	—	—	—	—	—	—	—
Coatings	—	—	—	—	—	—	—	—

(1)

Reflects base salary actually paid to each NEO for the applicable calendar year. The 2025 base salary rates as approved by the Compensation Committee, effective as of April 7, 2025, were as follows: Mr. Villavarayan, $1,100,000; Mr. Anderson, $715,794; Mr. Weaver, $619,907; and Mr. Awada, $594,360. The Compensation Committee approved the 2025 base salary of $590,000 for Mr. Bowes, effective as of January 27, 2025, in connection with his appointment as President, Global Industrial Coatings. For additional information, see “Compensation Discussion and Analysis – Base Salary.”

(2)

Amounts represent the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. Refer to Critical Accounting Policies and Estimates in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Stock awards granted in 2025 include both time-based RSUs and performance-based PSUs, and the grant date fair value included for PSUs is based on performance at target levels, which was the assumed probable outcome of such conditions as of the grant date. Assuming that the highest level of performance conditions will be achieved for the PSUs, the grant date values of the total stock awards made in the fiscal year ended December 31, 2025 are as follows: Mr. Villavarayan, $10,799,979; Mr. Anderson, $2,799,950; Mr. Weaver, $1,799,951; Mr. Awada, $1,439,906; and Mr. Bowes, $1,589,890.

(3)	Amounts represent awards earned under our 2025 ABP. For additional information, see “Annual Performance-Based Compensation” in “Compensation Discussion and Analysis” above.

2026 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

(4)

Other compensation for the year ended December 31, 2025 includes (i) the value of certain perquisites provided to the NEOs and (ii) our contributions to the NEOs’ 401(k) and deferred compensation plan accounts.

Name	Year	Transportation Related ($)	Individual Liability Insurance ($)	Individual Disability Insurance ($)	Employer Contribution to 401(k) ($)	Employer Contribution to Nonqualified Deferred Compensation Plan ($)	Executive Physicals ($)	Other Payments ($)	Total ($)(i)
Chris Villavarayan	2025	—	2,907	4,460	24,500	52,500	4,411	—	88,778
Carl D. Anderson II	2025	—	2,907	4,851	24,500	25,120	—	—	57,378
Troy D. Weaver	2025	—	2,907	3,919	24,500	18,473	—	—	49,799
Hadi H. Awada	2025	—	2,907	3,100	24,500	16,613	—	—	47,120

Timothy Bowes	2025	—	2,907	5,530	24,500	—	—	—	32,937

(i)

From time to time the Company allows its employees, including the NEOs, the personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes. In addition, from time to time a guest of an executive may accompany him or her on a business-related flight aboard a private aircraft. There is no incremental cost to the Company for the use of such tickets or such flights and therefore such items are not reflected in the amounts above.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Chris Villavarayan	ABP		715,000	1,430,000	2,860,000
	PSU	3/4/2025				59,055	118,110	236,220		4,689,558
	RSU	3/4/2025							78,740	2,699,995

Carl D. Anderson II	ABP		322,107	644,215	1,288,429
	PSU	3/4/2025				15,310	30,620	61,240		1,215,767
	RSU	3/4/2025							20,415	700,030

Troy D. Weaver	ABP		232,465	464,930	929,861
	PSU	3/4/2025				9,842	19,684	39,368		781,553
	RSU	3/4/2025							13,124	450,022

Hadi H. Awada	ABP		222,885	445,770	891,540
	PSU	3/4/2025				7,873	15,746	31,492		625,195
	RSU	3/4/2025							10,500	360,045

Timothy Bowes	ABP		221,250	442,500	885,000
	RSU	1/27/2025							4,034	149,984
	PSU	3/4/2025				7,873	15,746	31,492		625,195
	RSU	3/4/2025							10,500	360,045

(1)

The amounts shown for the ABP represent estimated possible payouts depending on the Company’s financial performance and the participants’ individual performance. Threshold payout reflects threshold Company performance and a 100% individual performance modifier. Target payout reflects target Company performance and a 100% individual performance modifier. Maximum payout reflects maximum Company performance and a 100% individual performance modifier. The amount that can be earned ranges from 0 to 200% of the target payout amount. The actual amounts earned for 2025 are reported in the Summary Compensation Table. For a full description of the ABP, see “Annual Performance-Based Compensation” in “Compensation Discussion and Analysis” above.

(2)

Represents annual PSUs awarded in 2025, with the number of PSUs equal to the target award value divided by the closing stock price on the grant date. The 2025 PSUs cover a three-year performance period and can vest between 0% to 200% of the target award value. See the “Long-Term Equity Incentive Awards – Performance-Based Stock Awards” section in “Compensation Discussion and Analysis” above for more detail.

(3)

Represents RSUs awarded in 2025, with the number of RSUs equal to the award value divided by the closing stock price on the grant date. The RSUs granted in March 2025 vest in equal annual installments on each of the first, second and third anniversaries of the grant date. The RSUs awarded to Mr. Bowes in January 2025 in connection with his appointment as President, Global Industrial Coatings vest in equal annual installments on each of the first and second anniversaries of the grant date. See the “Long-Term Equity Incentive Awards – RSUs” section in “Compensation Discussion and Analysis” above for more detail.

(4)

The grant date fair values for RSUs and PSUs were determined in accordance with FASB ASC Topic 718. The grant date fair value for RSUs was determined using the closing stock price on the date of the grant. The grant date fair value for PSUs was determined using a valuation methodology (Monte Carlo simulation model) to account for the market conditions linked to these awards. Refer to Critical Accounting Policies and Estimates in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, for information regarding the assumptions used to value these awards.

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Outstanding Equity Awards

The following table provides information regarding the equity awards held by the NEOs as of December 31, 2025.

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Chris Villavarayan	3/4/2025					78,740		2,544,089

	3/4/2025								88,583	2,862,117

	2/28/2024					49,262		1,591,655

	2/28/2024								83,127	2,685,833

	2/28/2023					25,280		816,797

	2/28/2023					96,354	(5)	3,113,198

	2/28/2023								56,879	1,837,760

Carl D. Anderson II	3/4/2025					20,415		659,609

	3/4/2025								22,965	741,999

	2/28/2024					14,369		464,262

	2/28/2024								24,245	783,356

	8/14/2023					20,657		667,428

	8/14/2023					52,487	(5)	1,695,855

	8/14/2023								30,984	1,001,093

Troy D. Weaver	3/4/2025					13,124		424,036

	3/4/2025								14,763	476,993

	2/28/2024					9,238		298,480

	2/28/2024								15,585	503,551

	2/28/2023					4,475		144,587

	2/28/2023					17,054	(5)	551,015

	2/28/2023								10,067	325,265

	2/25/2019	11,574		27.01	2/25/2029

	2/5/2018	8,768		29.81	2/5/2028

	2/6/2017	8,951		29.48	2/6/2027

Hadi H. Awada	3/4/2025					10,500		339,255

	3/4/2025								11,810	381,581

	2/28/2024					7,390		238,771

	2/28/2024								12,468	402,841

	2/28/2023					3,580		115,670

	2/28/2023					13,642	(5)	440,773

	2/28/2023								8,053	260,192

Timothy Bowes	1/27/2025					4,034		130,339

	3/4/2025					10,500		339,255

	3/4/2025								11,810	381,581

	2/28/2024					7,390		238,771

	2/28/2024								12,468	402,841

	2/28/2023					4,027		130,112

	2/28/2023					15,348	(5)	495,894

	2/28/2023								9,060	292,729

(1)

Except as noted below, these values represent RSU awards. Annual RSUs granted in February 2023, February 2024 and March 2025 and the sign-on RSUs granted to Mr. Anderson in August 2023 vest one-third on the first, second and third anniversaries of the respective grant dates. The promotional RSUs granted to Mr. Bowes in January 2025 vest one-half on the first and second anniversaries of the grant date.

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(2)

These values equal the number of RSUs or PSUs, as applicable, multiplied by the closing price of our common shares ($32.31) on December 31, 2025. The actual value of awards at the end of the applicable vesting cycle may vary from the valuations indicated above.

(3)

Based on performance through December 31, 2025, PSUs based on Relative TSR for the 2023-2025 performance cycle (granted in February 2023), the 2024-2026 performance cycle (granted in February 2024) and the 2025-2027 performance cycle (granted in March 2025) each reflect a target performance payout level (100%). PSUs based on Adjusted EBITDA for the 2024-2026 performance cycle (granted in February 2024) and PSUs based on Adjusted EPS for the 2025-2027 performance cycle (granted in March 2025) each reflect a threshold performance payout level (50%). PSUs for the 2024-2026 and 2025-2027 performance cycles will vest, if at all, following the Compensation Committee’s determination of PSUs earned in 2027 and 2028, respectively. For PSUs based on Relative TSR for the 2023-2025 performance cycle, on March 3, 2026, the Compensation Committee determined that such PSUs vested at approximately 89.1% of target.

(4)

These values equal the number of PSUs indicated multiplied by the closing price of our common shares ($32.31) on December 31, 2025. The actual value of awards at the end of the applicable performance cycle may vary from the valuations indicated above.

(5)

Represents PSUs based on Adjusted EBITDA for the 2023-2025 performance cycle, reflecting the actual performance payout level of approximately 169.4%, which, as of December 31, 2025, were subject only to service-based vesting requirements as the performance period has ended. In March 2026, the Compensation Committee determined that based on performance through December 31, 2025 the PSUs based on Adjusted EBITDA for the 2023-2025 performance cycle vested at approximately 169.4% of target.

2025 Options Exercised and Shares Vested

The value of the stock options exercised and shares acquired on the vesting of RSUs and PSUs by each NEO during 2025 is set forth in the table below.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Chris Villavarayan	—	—	49,911	1,807,277

Carl D. Anderson II	—	—	27,840	892,619

Troy D. Weaver	21,463	152,047	19,113	686,167

Hadi H. Awada	—	—	15,293	549,027

Timothy Bowes	—	—	7,722	279,614

(1)

The value realized on exercise is equal to the difference between the option exercise price and the value of the shares on the exercise date, multiplied by the number of shares being exercised, without taking into account any taxes that may be payable in connection with the transaction.

(2)

The value realized on vesting of RSUs and PSUs is equal to the closing market price on the vesting date multiplied by the total number of RSUs and/or PSUs vested on such date, without taking into account any taxes that may be payable in connection with the vesting.

Pension Benefits for 2025

Our NEOs do not participate in any defined benefit pension plans and received no pension benefits during the year ended December 31, 2025.

Nonqualified Deferred Compensation

The following table provides information on the Company’s defined contribution deferred compensation plan, the Axalta Coating Systems, LLC Nonqualified

Deferred Compensation Plan (the “NDCP”). For additional information, see the discussion above under “Defined Contribution Plans — Deferred Compensation Plans.”

Name	Plan	Year	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals in Last FY ($)(4)	Aggregate Balance at Last FYE ($)(5)
Chris Villavarayan	NDCP	2025	14,385	52,500	12,685	—	141,959
Carl D. Anderson II	NDCP	2025	34,689	25,120	10,135	—	123,349
Troy D. Weaver	NDCP	2025	65,176	18,473	29,041	-31,244	223,077
Hadi H. Awada	NDCP	2025	18,288	16,613	12,137	—	178,414
Timothy Bowes(6)	NDCP	2025	—	—	—	—	—

(1)	Reflects elective deferrals of base salary and annual bonus. These amounts, if any, are also reflected in the Summary Compensation Table in the Salary and/or Bonus columns, as applicable.

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(2)	These amounts are also reflected in the Summary Compensation Table in the All Other compensation column.
(3)

Earnings represent returns on investment alternatives elected by the participant. The investment alternatives are the same as those available to employees under the 401(k) Plan, except that the 401(k) Plan offers a Federal Money Market fund investment that is not offered under the NDCP.

(4)

Under the NDCP, participants may elect to receive all or a portion of the vested balance of the participant’s account as soon as practicable (but no longer than 90 days) following the earlier of the January 1st or July 1st following the participant’s death, disability or other separation from service, with payment in a lump sum or up to 10 annual installments. A participant may also elect to receive all or a portion of the vested balance of the participant’s account while still providing services, in a lump sum in the calendar month designated by the participant, provided, that, if the participant’s death, disability or separation from service precedes the in-service distribution date elected by the participant, the vested balance of the participant’s account will be distributed in connection with the participant’s death, disability or other separation from service.

(5)	All or a portion of these amounts have been reported in the Summary Compensation Table for Messrs. Villavarayan, Anderson, Weaver and Awada in previous years.
(6)	Mr. Bowes did not participate in the NDCP in 2025.

Potential Payments upon Termination or Change-in-Control

Severance Arrangements

Each of our NEOs has a Severance Arrangement that provides for severance benefits upon termination of employment. See “Severance Arrangements” above for a description of the Severance Arrangements and the severance entitlements thereunder. No severance is payable under the Severance Arrangements in connection with a termination of a NEO’s employment by us for Cause, by the NEO without Good Reason or due to the NEO’s death or disability, and the Severance Arrangements do not contain any “single-trigger” provisions that would entitle the NEOs to payments, vesting or other entitlements solely due to a Change-in-Control.

Equity Award Agreements and Equity Plan

Our NEOs’ equity award agreements and our equity plan contain provisions relating to termination of employment and a Change-in-Control as described below.

The Severance Arrangements and award agreements, as applicable, governing our NEOs’ RSUs provide for 100% accelerated vesting if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following a Change-in-Control.

The award agreements governing our NEOs’ 2023 and 2024 PSUs subject to Adjusted EBITDA metrics and our NEOs’ 2025 PSUs subject to Adjusted Diluted EPS metrics provide that if a Change-in-Control occurs (i) at any time during the performance period, the number of PSUs determined to vest shall be equal to the greater of the number of PSUs that would be earned upon the Company’s achievement of the target performance level and actual performance through the Change-in-Control date and (ii) on or after the last day of the performance period, the number of PSUs determined to vest shall be equal to the number of PSUs earned based on the Company’s actual achievement for the performance period. Subject to the NEO’s continued employment, these PSUs will generally vest on or around the third anniversary of the grant date, provided that vesting will be accelerated if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following the Change-in-Control or if the successor entity in the Change-in-Control does not assume or substitute the awards in connection with the Change-in-Control.

The award agreements governing our NEOs’ 2023, 2024 and 2025 PSUs subject to Relative TSR metrics provide that if a Change-in-Control occurs at any time during the performance period, the number of PSUs determined to vest shall be equal to the greater of the number of PSUs that would have been earned upon the Company’s achievement of the target performance level and actual performance through the Change-in-Control date. Subject to the NEO’s continued employment, these PSUs will vest on the last day of the applicable performance period, provided that vesting will be accelerated if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following the Change-in-Control or if the successor entity in the Change-in-Control does not assume or substitute the awards in connection with the Change-in-Control.

The award agreements governing the NEOs’ outstanding equity awards also provide for accelerated vesting if the applicable NEO’s employment is terminated due to the NEO’s death or if we terminate the NEO’s employment due to the NEO’s disability, with the number of PSUs accelerated equal to target number of PSUs. In addition, our PSUs generally provide for prorated vesting upon a “Qualifying Retirement.” A “Qualifying Retirement” occurs when an employee voluntarily retires from employment by the Company or is terminated by the Company without Cause, and at the time of such retirement or termination, is at least 55 years old and the sum of the employee’s age plus each year of service to the Company equals at least 65, subject to certain other requirements. Upon a Qualifying Retirement, the number of PSUs held by such employee is prorated by multiplying the target number of PSUs held by such employee by the percentage of the

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EXECUTIVE COMPENSATION

applicable performance period for which the employee remained employed, and all requirements for such employee to continue to provide services to the Company in order to vest in such PSUs are waived. In such event, the prorated target amount of PSUs would be earned based on the Company’s achievement of the underlying performance metrics and paid following the time that performance is approved by the Compensation Committee.

Our equity plan gives the plan administrator (our Compensation Committee) discretion regarding treatment of outstanding equity awards in connection with a Change-in-Control and other transactions, which may include, among other things, canceling the awards in exchange for cash payments, accelerating the vesting of awards or providing for the successor entity to assume or substitute awards. The equity plan also provides that if a successor entity refuses to assume or substitute awards in connection with a Change-in-Control, the awards will either be canceled in exchange for cash payments or become fully vested.

Estimate of Payments and Benefits

The table below reflects the severance payments and benefits and equity award vesting entitlements our NEOs would have been entitled to assuming a termination of employment effective as of December 31, 2025 (i) by us without Cause in the case of all such NEOs, (ii) in the case of Mr. Villavarayan, by Mr. Villavarayan for Good Reason (not in connection with a Change-in-Control), (iii) by us without Cause or by each such NEO for Good Reason within two years following a Change-in-Control and (iv) due to each such NEO’s death or by us due to each such NEO’s disability. As of December 31, 2025, none of our NEOs would have been eligible for a Qualifying Retirement, and therefore such scenario is omitted from the table below.

The NEOs would not be entitled to any severance payments or benefits or accelerated vesting of equity awards upon a termination of their employment by us for Cause or by the NEO without Good Reason. The estimated value of accelerated vesting of equity awards was determined based on the closing price of our common shares on December 31, 2025, which was the last trading day during the year. We would not reimburse NEOs for any excise or other taxes they owe under Section 4999 of the Code or otherwise due to their receipt of “excess parachute payments.” The total benefits provided to an NEO in connection with a Change-in-Control would be reduced to the extent necessary to avoid the imposition of the Section 4999 excise tax if the effect of such reduction would be to place the NEO in a better after-tax economic position than if no such reduction had been made. Note that the terms of the Merger Agreement permit the Company to take certain actions to mitigate the potential adverse impact of Section 280G of the Code on both the individual and the Company. To date, based on reasonable estimates, no NEO is expected to trigger such adverse tax consequences and so no such actions have been taken with respect to the NEOs. As the calculations underlying Section 280G of the Code depend on numerous assumptions, including the date of the Pending Merger Closing and the value of the Company’s shares at such time, we intend to continue to monitor the potential impact of Section 280G of the Code and intend to take appropriate actions to mitigate its impact on the NEOs and the Company if warranted.

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Name	Payment Type	Death/Disability ($)		Termination Without Cause or Resignation for Good Reason ($)		Termination Without Cause or Resignation for Good Reason Following a Change-in-Control ($)
Chris Villavarayan	Salary Severance	—		2,200,000		3,300,000
	Annual Bonus Severance(1)	—		3,922,750		4,290,000
	Equity Award Vesting	16,025,308	(2)	—		17,300,745	(3)
	Other Severance(4)	—		36,581		54,871
	Total	16,025,308		6,159,331		24,945,616
Carl D. Anderson II	Salary Severance	—		715,794		1,431,588
	Annual Bonus Severance(1)	—		936,788		1,288,429
	Equity Award Vesting	5,827,270	(5)	667,428	(6)	6,522,032	(7)
	Retention Award(8)	1,360,009		—		1,360,009
	Other Severance(4)	—		48,973		72,946
	Total	7,187,279		2,368,983		10,675,004
Troy D. Weaver	Salary Severance	—		619,907		1,239,814
	Annual Bonus Severance(1)			576,420		929,861
	Equity Award Vesting	2,825,025	(2)	—		3,050,775	(3)
	Retention Award(8)	1,084,837		—		1,084,837
	Other Severance(4)	—		57,204		89,408
	Total	3,909,862		1,253,531		6,394,695
Hadi H. Awada	Salary Severance	—		594,360		1,188,720
	Annual Bonus Severance(1)	—		667,232		891,540
	Equity Award Vesting	2,259,955	(2)	—		2,440,536	(3)
	Retention Award(8)	1,040,130		—		1,040,130
	Other Severance(4)	—		57,842		90,684
	Total	3,300,085		1,319,434		5,651,610
Timothy Bowes	Salary Severance	—		590,000		1,180,000
	Annual Bonus Severance	—		585,022		885,000
	Equity Award Vesting	2,469,809	(9)	130,339	(10)	2,672,974	(11)
	Retention Award(8)	1,032,500		—		1,032,500
	Other Severance(4)	—		49,611		74,222
	Total	3,502,309		1,354,972		5,844,696

(1)

In addition to the amount shown, each NEO is entitled to receive an amount equal to any bonus earned by the NEO for the year prior to the year of termination, to the extent unpaid as of the termination date. In the case of Mr. Villavarayan, in the event of a termination due to death or disability, he is also entitled to receive a prorated portion of the annual bonus amount otherwise payable in respect of the fiscal year of such termination.

(2)	Reflects the unvested portions of the annual RSUs granted in 2023, 2024 and 2025, and the vesting of the 2023, 2024 and 2025 PSUs at 100% of target.
(3)

Reflects the unvested portions of the annual RSUs granted in 2023, 2024 and 2025, the vesting of the 2023 PSUs based on Adjusted EBITDA at 169.4% of target, the vesting of the 2024 PSUs based on Adjusted EBITDA at 100% of target, the vesting of the 2025 PSUs based on Adjusted EPS at 100% of target, and the vesting of the 2023, 2024 and 2025 PSUs based on Relative TSR each at 100% of target.

(4)

Reflects the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12 months after the termination date (or 24 months after the termination date following a Change-in-Control) for all applicable NEOs other than Mr. Villavarayan and for a period of 24 months after the termination date (or 36 months after the termination date following a Change-in-Control) for Mr. Villavarayan.

(5)

Reflects the unvested portions of the sign-on RSUs granted to Mr. Anderson upon his appointment in 2023 and the annual RSUs granted in 2024 and 2025, and the vesting of the 2023, 2024 and 2025 PSUs at 100% of target.

(6)	Reflects the unvested portion of the sign-on RSUs granted to Mr. Anderson upon his appointment in 2023.
(7)

Reflects the unvested portions of the sign-on RSUs granted to Mr. Anderson upon his appointment in 2023 and the annual RSUs granted in 2024 and 2025, the vesting of the 2023 PSUs based on Adjusted EBITDA at 169.4% of target, the vesting of the 2024 PSUs based on Adjusted EBITDA at 100% of target, the vesting of the 2025 PSUs based on Adjusted EPS at 100% of target, and the vesting of the 2023, 2024 and 2025 PSUs based on Relative TSR each at 100% of target.

(8)

Pursuant to their terms, the Retention Awards will be payable in full if the NEO dies or becomes disabled at any time during the retention period, contingent on the occurrence of the Pending Merger Closing. Therefore, for purposes of “Death/Disability” in the table above, we have assumed that the Pending Merger Closing occurs following the applicable event. In the event of a termination without Cause prior to the Pending Merger Closing, the NEO would only remain eligible to receive a pro rata portion of the Retention Award, based on the portion of the retention period that has elapsed as of the date of such termination. Since the award would be contingent on the Pending Merger Closing and the amount of the award depends on the exact date of the Pending Merger Closing relative to the date of termination, we have not reflected any value in the table above under “Termination Without Cause or Resignation for Good Reason”, but the maximum amount payable would be the full Retention Award. Under “Termination Without Cause or Resignation for Good Reason Following a Change-in-Control” we have assumed that the Change-in-Control is the Pending Merger, and as a result, the full amount of the Retention Award would be payable upon such a termination.

(9)

Reflects the unvested portions of the promotional RSUs granted to Mr. Bowes upon his appointment in 2025 and the annual RSUs granted in 2023, 2024 and 2025, and the vesting of the 2023, 2024 and 2025 PSUs at 100% of target.

(10)	Reflects the unvested portion of the promotional RSUs granted to Mr. Bowes upon his appointment in 2025.

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EXECUTIVE COMPENSATION

(11)

Reflects the unvested portions of the promotional RSUs granted to Mr. Bowes upon his appointment in 2025 and the annual RSUs granted in 2023, 2024 and 2025, the vesting of the 2023 PSUs based on Adjusted EBITDA at 169.4% of target, the vesting of the 2024 PSUs based on Adjusted EBITDA at 100% of target, the vesting of the 2025 PSUs based on Adjusted EPS at 100% of target, and the vesting of the 2023, 2024 and 2025 PSUs based on Relative TSR each at 100% of target.

The following definitions apply to the above termination scenarios:

•

Termination without Cause. A termination without “Cause” would occur if the Company terminates a NEO’s employment for any reason other than (i) the Board’s determination that the NEO failed to substantially perform the NEO’s duties (other than any such failure resulting from the NEO’s disability); (ii) the Board’s determination that the NEO failed to carry out or comply with any lawful and reasonable directive of the Board or the NEO’s immediate supervisor; (iii) the NEO’s conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (iv) the NEO’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its subsidiaries or while performing the NEO’s duties and responsibilities; or (v) the NEO’s commission of an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its subsidiaries. If the NEO fails to cure the event or condition within 30 days after the Company has delivered notice to the NEO, then “Cause” shall be deemed to have occurred as of the expiration of the 30-day cure period.

•

Termination for Good Reason. In the Executive Agreement, Mr. Villavarayan would be entitled to severance if he resigns for “Good Reason” in the event that any of the following events or conditions occurs without Mr. Villavarayan’s written consent: (i) a decrease in Mr. Villavarayan’s base salary, other than a reduction in Mr. Villavarayan’s base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly situated employees of the Company; (ii) a material decrease in Mr. Villavarayan’s authority or areas of responsibility as are commensurate with Mr. Villavarayan’s title or position; or (iii) the relocation of Mr. Villavarayan’s primary office to a location more than 35 miles from Mr. Villavarayan’s then-current primary office location. Mr. Villavarayan must provide written notice to the Company of the occurrence of any of the foregoing events or conditions within the later of 90 days of the occurrence of such event or condition or the date upon which Mr. Villavarayan reasonably became aware that such an event or condition had occurred. The Company has 30 days to cure such event or condition after receipt of written notice of such event or condition from Mr. Villavarayan. If the event or condition is not cured within 30 days after Mr. Villavarayan delivers notice to the Company, Mr. Villavarayan may resign for “Good Reason” as long as the resignation occurs before the first anniversary of the date notice was provided by Mr. Villavarayan. NEOs that are participants under the Severance Policy would not be entitled to severance if they resign for “Good Reason” (as defined above) unless such resignation occurs within two years after a Change-in-Control, in which case substantially similar terms and procedural requirements as are set forth for Mr. Villavarayan would apply; provided, however, such two year period shall be automatically extended to account for any remaining cure and/or notice periods applicable under the procedural requirements for a “Good Reason” resignation. For purposes of the Retention Awards, “Good Reason” (as defined above) is modified to also provide that (A) a decrease of 5% or greater in the applicable NEO’s annual target bonus will constitute “Good Reason” and (B) a material decrease in the applicable NEO’s authority or area of responsibility solely as a result of his position immediately following the Pending Merger will not constitute “Good Reason”.

•

Change-in-Control. A “Change-in-Control” generally would occur if (i) a transaction or series of transactions is consummated in which any person or entity acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the total combined voting power of our common shares outstanding immediately after such transaction or series of transactions; (ii) subject to certain exceptions, there is a turnover of a majority of our Board during any 12-month period; or (iii) a transaction or series of transactions is consummated in which our common shares outstanding immediately before the transaction or series of transactions cease to represent more than 70% of the combined voting power of the entity surviving the transaction or series of transactions. We expect that the Pending Merger would constitute a Change-in-Control. Information regarding amounts payable in connection with the Pending Merger will be available in a separate proxy statement related to the Proposed Merger. For additional information on the treatment of equity awards upon completion of the Pending Merger, see our Form 8-K filed with the SEC on November 18, 2025.

Compensation Risk

In 2025, the Compensation Committee engaged its independent compensation consultant, Pearl Meyer, to complete a comprehensive review of our executive compensation programs and, based upon this review, we do not believe that the Company compensates or incentivizes executives in a manner that creates risks that are reasonably likely to have a material adverse effect on the Company. These programs and policies are described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

70 AXALTA COATING SYSTEMS

CEO PAY RATIO

The following is a reasonable estimate, prepared in accordance with SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee, utilizing the methodology described below. Please note that SEC rules and guidance permit a variety of methodologies, exclusions, estimates and assumptions to be used in determining median employee compensation. In addition, employee populations and compensation programs differ by company. Therefore, the pay ratio reported by other companies may not be comparable to our pay ratio reported below.

SEC rules and regulations require a registrant to identify its median employee only once every three years, which we did in 2023. For 2025, we concluded that we could continue to use the same median employee identified in 2023 as we believe that there has been no change in the employee population or employee compensation arrangements, or a change in the employee’s circumstances, that would significantly affect the pay ratio disclosure. We then calculated fiscal year 2025 compensation for the median employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table.

For fiscal year 2025, our median employee’s annual total compensation was $73,615. As set forth in the Summary Compensation Table, our CEO’s annual total compensation for fiscal year 2025 was $9,551,721. Accordingly, the ratio of the annual total compensation of our CEO to our median employee was 130:1.

To identify our median employee in 2023, we collected data as of October 15, 2023 for all employees globally and used “base salary” as our Consistently Applied Compensation Measure. As of October 15, 2023, we had a global employee population of approximately 12,155 individuals. We then excluded 594 employees in 15 countries under the 5% de minimis exemption as permitted under SEC rules, where employee counts were as follows: Argentina (11), Colombia (31), Costa Rica (16), Dominican Republic (13), El Salvador (16), Ecuador (8), Guatemala (224), Honduras (21), Indonesia (88), Malaysia (111), Morocco (18), Nicaragua (9), Panama (12), Philippines (8), and Vietnam (8). From the remaining 11,561 employees, we considered the base salary of the remaining population, annualizing base salary for employees hired during 2023 and approximating annual base salary for hourly workers using hourly rates and reasonable estimates of hours worked, in selecting the median employee.

2026 PROXY STATEMENT 71

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as computed in accordance with SEC rules) and certain financial performance of the
Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” above.

Pay Versus Performance Table

Year	Summary Compensation Table Total for First PEO ($) (1)	Summary Compensation Table Total for Second PEO ($) (1)	Compensation Actually Paid to First PEO ($) (1)	Compensation Actually Paid to Second PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Selected Measure: Adjusted EBITDA ($ millions) (4)
							Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)

(a)	(b)(1)	(b)(2)	(c)(1)	(c)(2)	(d)	(e)	(f)	(g)	(h)	(i)

2025	9,551,721	N/A	6,050,499	N/A	2,344,546	1,579,109	$113.17	$141.87	$379	$1,128

2024	9,823,635	N/A	10,767,575	N/A	2,652,287	2,875,437	$119.86	$137.93	$391	$1,116

2023	9,694,005	N/A	11,810,556	N/A	3,304,165	3,703,188	$118.98	$143.32	$269	$951

2022	10,614,474	6,602,134	1,261,318	4,482,433	3,972,278	2,812,149	$89.21	$124.82	$192	$811

2021	6,775,219	N/A	4,817,133	N/A	2,255,922	2,040,574	$116.01	$130.27	$264	$848

(1)
The first principal executive officer (“PEO”) for 2025, 2024 and 2023 was Mr. Villavarayan, our CEO, and the only PEO during 2025, 2024 and 2023. The first PEO for 2022 and 2021 was Robert Bryant who served as our CEO for the full year of 2021 and through August 31, 2022 for 2022. The second PEO for 2022 was our current Board Chair, Mr. Sachdev, who served as our interim CEO from August 31, 2022 through December 31, 2022. The dollar amounts reported in column (b)(1) for the first PEO are the amounts of total compensation reported for Mr. Villavarayan for 2025, 2024 and 2023 and for Mr. Bryant for 2022 and 2021 in the “Total” column of the Summary Compensation Table in the Company’s proxy statement for each such applicable year. The dollar amount reported in column (b)(2) for the second PEO is the amount of total compensation reported for Mr. Sachdev for 2022 in the “Total” column of the Summary Compensation Table in the Company’s proxy statement for such year. Reconciliation of Compensation Actually Paid for all PEOs reported in columns (c)(1) and (c)(2) are set forth below.

(2)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group, excluding Mr. Villavarayan for 2025, 2024 and 2023, Mr. Bryant for 2022 and 2021 and Mr. Sachdev for 2022, in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Messrs. Villavarayan, Bryant and Sachdev) for purposes of calculating the average amounts in each applicable year are as follows: (a) for 2025, Messrs. Anderson, Weaver, Awada and Bowes; (b) for 2024, Messrs. Anderson, Weaver and Awada and Shelley Bausch (our former President, Global Industrial Coatings); (c) for 2023, Mr. Anderson, Sean Lannon (our former Senior Vice President, Chief Financial Officer), Brian Berube (our former Senior Vice President, General Counsel and Corporate Secretary), Mr. Weaver and Mr. Awada; (d) for 2022, Messrs. Lannon, Weaver, Berube and Awada; and (e) for 2021, Messrs. Lannon and Berube, Ms. Bausch and Jacqueline Scanlan (our former Senior Vice President and Chief Human Resources Officer). A reconciliation of Average Compensation Actually Paid to
Non-PEO
NEOs reported in column (e) is set forth below.

(3)
For each year, total shareholder return for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation
S-K.
For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual Reports on Form
10-K
and reflects the S&P 400 Materials Index for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021.

(4)
The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to Company performance. Adjusted EBITDA for compensation purposes is Adjusted EBITDA, as externally reported for the applicable fiscal year.

72 AXALTA COATING SYSTEMS

PAY VERSUS PERFORMANCE

A reconciliation of the PEO Summary Compensation Table total compensation to the Compensation Actually Paid (“CAP”) is provided in the following tables for each PEO shown in the table above.
First PEO SCT Total Compensation to CAP Reconciliation

Year	Summary Compensation Table Total for First PEO ($)	Minus SCT Equity Awards ($)	Plus Year End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested ($)	Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Compensation Actually Paid for First PEO ($)

2025	9,551,721	-7,389,552	6,363,782	-2,574,774	99,323	—	6,050,499

2024	9,823,635	-6,669,447	7,338,916	312,137	-37,666	—	10,767,575

2023	9,694,005	-6,397,949	8,514,500	—	—	—	11,810,556

2022	10,614,474	-4,877,099	—	—	-17,101	-4,458,956	1,261,318

2021	6,775,219	-4,670,206	3,738,946	-959,254	-67,571	—	4,817,133
Second PEO SCT Total Compensation to CAP Reconciliation

Year	Summary Compensation Table Total for Second PEO ($)	Minus SCT Equity Awards ($)	Plus Year End Fair Value of Equity Awards Granted in the Year that are outstanding and unvested ($)	Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Compensation Actually Paid for Second PEO ($)

2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2022	6,602,134	-6,199,964	4,133,170	—	-52,907	—	4,482,433

2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
A reconciliation of the average
Non-PEO
NEO Summary Compensation Table total compensation to CAP is provided in the following table.
Average
Non-PEO
NEOs SCT Total Compensation to CAP Reconciliation

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Minus SCT Equity Awards ($)	Plus Year End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested ($)	Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Compensation Actually Paid for Non-PEO NEOs ($)

2025	2,344,546	-1,316,959	1,134,447	-586,219	3,295	—	1,579,109

2024	2,652,287	-1,299,130	1,429,532	101,719	-8,971	—	2,875,437

2023	3,304,165	-1,747,784	1,942,007	185,237	176,711	-157,148	3,703,188

2022	3,972,278	-2,241,421	1,689,708	-473,166	-101,196	-34,053	2,812,149

2021	2,255,922	-1,328,274	1,185,299	-88,626	16,253	—	2,040,574

2026 PROXY STATEMENT 73

PAY VERSUS PERFORMANCE

The five items listed below represent the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for 2025 to the Company’s financial performance.
Most Important Measures Used by Axalta to Link Executive Compensation Actually Paid to Company Performance
Adjusted EBITDA
Free Cash Flow
Adjusted EBITDA Margin
Relative Total Shareholder Return
Adjusted Diluted EPS
Please see “Annual Performance-Based Compensation” and “Long-Term Equity Incentive Awards” beginning on pages 50 and 54, respectively, for descriptions of how these metrics are used in our executive compensation program.
Pay Versus Performance Relationships
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of 2025, 2024, 2023, 2022 and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the peer group; and (b) comparisons between (i) the compensation actually paid to the PEOs and the average compensation actually paid to our non-PEO
NEOs and (ii) each of Axalta’s total shareholder return, net income and Adjusted EBITDA.

74 AXALTA COATING SYSTEMS

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, with respect to the common shares that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,035,519	(1)	$28.68	(2)	10,246,645	(1)(3)

Equity compensation plans not approved by security holders	—		—		—

(1)	Assumes 100% of target shares issued upon vesting of PSUs. Actual number of shares issued on vesting could be between zero and 200% of the target award amount.
(2)

Weighted average exercise price of outstanding options; excludes RSUs and PSUs. The weighted average exercise price of outstanding options, inclusive of outstanding RSUs and PSUs (each of which have no exercise price) is $2.03.

(3)

Represents securities remaining available for future issuance under the Second Amended and Restated 2014 Incentive Award Plan and includes 1,173,512 shares that represent the incremental increase above target for a maximum payout for our outstanding PSUs.

2026 PROXY STATEMENT 75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We had 214,018,768 common shares outstanding as of April 9, 2026. The following table sets forth information with respect to the beneficial ownership of our common shares by:

•	each person known to us to beneficially own more than 5% of our capital stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group (15 persons).

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 9, 2026. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner, other than Artisan, Vanguard, BlackRock and Barrow Hanley (each as defined below), is c/o Axalta Coating Systems Ltd., 1050 Constitution Avenue, Philadelphia, PA 19112.

	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class

Principal Members

Artisan Partners Asset Management, Inc.(1)	24,592,005	11.5%

The Vanguard Group(2)	23,208,795	10.8%

BlackRock, Inc.(3)	20,040,625	9.4%

Barrow Hanley Mewhinney & Strauss LLC(4)	17,456,984	8.2%

NEOs, Directors and Nominees (as of April 9, 2026)

Chris Villavarayan(5)	230,443	*

Carl D. Anderson II(5)	79,245	*

Troy D. Weaver(6)	137,328	*

Hadi H. Awada(5)	57,376	*

Timothy Bowes(5)	25,817	*

Rakesh Sachdev(5)	146,827	*

Jan A. Bertsch(5)	21,074	*

William M. Cook(5)	49,959	*

Tyrone M. Jordan(5)	29,114	*

Deborah J. Kissire(5)	60,673	*

Samuel L. Smolik(5)	66,473	*

Kevin M. Stein(5)	50,950	*

Mary S. Zappone(5)	13,453	*

Executive officers and directors as a group (15 persons)(7)	1,011,924	0.5%

*	Denotes less than 1.0% of beneficial ownership.

76 AXALTA COATING SYSTEMS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Reflects ownership at January 30, 2026 as reported on the most recent Schedule 13G/A filed with the SEC on February 6, 2026 by Artisan Partners Asset Management Inc. (“Artisan”), located 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. Artisan reports sole power to vote or to direct the vote of 0 common shares, shared power to vote or to direct the vote of 23,669,285 common shares, sole power to dispose or to direct the disposition of 0 common shares and shared power to dispose or to direct the disposition of 24,592,005 common shares. Artisan has certified that these common shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

(2)

Reflects ownership as of December 29, 2023 as reported on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), located at 100 Vanguard Blvd, Malvern, PA 19355. Vanguard reports sole power to vote or direct to vote of 0 common shares, shared power to vote or direct to vote of 80,833 common shares, sole power to dispose of or to direct the disposition of 22,894,059 common shares and shared power to dispose or to direct the disposition of 314,736 common shares. Vanguard has certified that these common shares were acquired and are held in the ordinary course of business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11. On March 26, 2026, Vanguard reported on the most recent Schedule 13G/A filed with the SEC that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis).

(3)

Reflects ownership as of September 30, 2024 as reported on the most recent Schedule 13G/A filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”), located at 50 Hudson Yards, New York, NY 10001. BlackRock reports sole power to vote or to direct the vote of 19,320,541 common shares, shared power to vote or to direct the vote of 0 common shares, sole power to dispose or to direct the disposition of 20,040,625 common shares and shared power to dispose or to direct the disposition of 0 common shares. BlackRock has certified that these common shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(4)

Reflects ownership as of December 31, 2025 as reported on the most recent Schedule 13G filed with the SEC on February 11, 2026 by Barrow Hanley Mewhinney & Strauss LLC (“Barrow Hanley”), located at 2200 Ross Avenue, 31st Floor, Dallas, TX 75201. Barrow Hanley reports sole power to vote or to direct the vote of 12,322,194 common shares, shared power to vote or to direct the vote of 5,134,790 common shares, sole power to dispose or to direct the disposition of 17,456,984 common shares and shared power to dispose or to direct the disposition of 0 common shares. Barrow Hanley has certified that these common shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

(5)	Consists entirely of common shares.
(6)	Includes 108,035 common shares and 29,293 shares underlying vested options.
(7)

Includes all executive officers listed above currently employed by the Company and all current directors, as well as Alex Tablin-Wolf, Senior Vice President, General Counsel & Corporate Secretary and Amy Tufano, Senior Vice President and Chief Human Resources Officer.

2026 PROXY STATEMENT 77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these Proxy Materials?

You are receiving this Proxy Statement because you owned Axalta common shares at the close of business on April 9, 2026 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.

We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via the Internet, instead of mailing printed copies of those materials. On or about April 21, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Who is entitled to vote at the Annual Meeting?

Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 214,018,768 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting through in-person attendance or by proxy of the holders of record of a majority-in-voting power of the shares entitled to vote at the Annual Meeting, or 107,009,385 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are three proposals that shareholders will vote on at the Annual Meeting:

Proposal	Board Recommendation

No. 1 – Election of nine directors to serve until the 2027 Annual General Meeting of Members	FOR

No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

FOR

No. 3 – Non-binding advisory vote to approve the compensation of our named executive officers	FOR

Chris Villavarayan, Carl D. Anderson II and Alex Tablin-Wolf, three of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the shareholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

Will I vote on the Pending Merger with AkzoNobel at the Annual Meeting?

No, the Annual Meeting does not relate to the Pending Merger with AkzoNobel. A separate proxy statement will be delivered, and a separate Special General Meeting will be held, in connection with the Pending Merger with AkzoNobel. If you are a holder of our outstanding common shares at the close of business on the record date applicable to the Special General Meeting, you will be entitled to vote at the Special General Meeting in connection with the Pending Merger.

78 AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What vote is required to approve each proposal?

The common shares of a member whose ballot on any or all applicable proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. For Proposal No. 1, you may vote “For” nominees to the Board of Directors or you may “Withhold” your vote with respect to nominees. Only votes “For” are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold your vote with respect to the election of one or more nominees, your vote will have no effect on the outcome but will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of PwC as our independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of

Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof (Proposal No. 2). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1) or the non-binding advisory vote on the compensation of our NEOs (Proposal No. 3). If your record holder does not receive instructions from you on how to vote your shares on Proposal Nos. 1 or 3, your record holder will inform the inspector of election that it does not have the authority to vote on the applicable proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting, but they will not be counted in determining the outcome of the vote on the applicable proposal. The following table summarizes the votes required for passage of each proposal and the effect of withhold votes, abstentions and broker non-votes, if any.

Proposal	Vote Required	Impact of Withhold Votes, Abstentions and Broker Non-Votes, if any

No. 1 – Election of nine directors to serve until the 2027 Annual General Meeting of Members	Directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.	Abstentions, withhold votes and broker non-votes will not affect the outcome of the vote.

No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.

No. 3 – Non-binding advisory vote to approve the compensation of our named executive officers	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the

Annual Meeting, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

2026 PROXY STATEMENT 79

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the difference between holding common shares as a member of record and as a beneficial owner?

If your common shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company), you are considered, with respect to those shares, the “member of record.” The Notice has been or will be sent directly to you.

If your common shares are held in a stock brokerage account, by a bank or other holder of record on your behalf, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Member of Record. If you are a member of record, you may vote by using any of the following methods:

•

Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.

•

By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

•

By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

•

In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares at the meeting. We encourage you, however, to vote ahead of time through the Internet, by telephone or by mail as described above even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•

Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.

•

By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.

•

By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.

•

In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

May I change my vote after I have submitted a proxy?

If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:

•	delivering to our Corporate Secretary an instrument revoking the proxy;
•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or

•	attending the Annual Meeting and voting (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

80 AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting at the Annual Meeting as described above.

What do I need to do to attend the meeting?

In order to be admitted to the Annual Meeting, you must present proof of ownership of Axalta common shares as of the close of business on the Record Date in any of the following ways:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of Axalta common shares as of the close of business on April 9, 2026;

•	your Notice of Internet Availability of Proxy Materials;

•	a printout of your proxy distribution email (if you received your materials electronically);
•	your proxy card (if you are a member of record);

•	your voting instruction form (if you are a beneficial owner); or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a member must present the proxy card, properly executed, and a copy of one of the proofs of ownership listed above. Members and proxy holders must also present a form of photo identification, such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures described below.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you received more than one Notice, proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.

I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of this Proxy Statement and 2025 Annual Report, unless we have received contrary instructions from such member. Members who participate in householding will continue to receive separate proxy cards and Notices.

We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2025 Annual Report to any member that received a householded mailing. If you would like an additional copy of this Proxy Statement or the 2025 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Corporate

Secretary, by mail at Axalta Coating Systems Ltd., 1050 Constitution Avenue, Philadelphia, PA 19112, or by telephone at (855) 547-1461. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2025 Annual Report, or if you hold common shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, you may do so by submitting a request through BetaNXT Inc. online at https://www.investorelections.com/AXTA, by telephone at 1-866-648-8133 or via email at paper@investorelections.com.

Who will serve as the proxy tabulator and inspector of election?

A representative from BetaNXT Inc. will serve as the independent inspector of election and will tabulate votes cast by proxy or at the Annual

Meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

2026 PROXY STATEMENT 81

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or the Internet. We will pay brokers, banks and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners. In addition, we have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree M&A Incorporated a fee of $17,500 plus their expenses.

Is there a list of members entitled to vote at the Annual Meeting?

A list of members entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m., Atlantic Time, at our registered offices at

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you would like to view the member list, please contact our Corporate Secretary to schedule an appointment.

82 AXALTA COATING SYSTEMS

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2027 ANNUAL GENERAL MEETING OF MEMBERS

Shareholders who intend to present proposals at the 2027 Annual General Meeting of Members, or the “2027 Annual Meeting,” and who wish to have such proposals included in the Company’s proxy statement for such meeting pursuant to Rule 14a-8 under the Exchange Act, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Axalta Coating Systems Ltd., 1050 Constitution Avenue, Philadelphia, PA 19112, and such proposals must be received no later than December 22, 2026. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s proxy statement for its 2027 Annual Meeting. If we change the date of the 2027 Annual Meeting by more than 30 days from the anniversary of the Annual Meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 Annual Meeting.

Shareholders who wish to nominate directors or introduce an item of business at the 2027 Annual Meeting, without including such matters in the Company’s 2027 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-laws. Nominations or an item of business to be introduced at the 2027 Annual Meeting must be submitted in writing and received by the Company no earlier than February 3, 2027 and no later than March 5, 2027 (i.e., no more than 120 days and no less than 90 days prior to June 3, 2027, the first anniversary of the Annual Meeting). In the event the 2027 Annual Meeting is called for a date that is greater than 30 days before or after the first anniversary of the Annual Meeting, the notice must be submitted and received not later than 10 days following the earlier of the date on which notice of the 2027 Annual Meeting was posted to members or the date on which public disclosure of the date of the 2027 Annual Meeting was made. A copy of the Bye-laws, which sets forth the informational requirements and other requirements, can be obtained from the Corporate Secretary of the Company.

In addition to satisfying the requirements under our Bye-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027 (i.e., no later than 60 calendar days prior to the first anniversary date of the Annual Meeting). If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the tenth calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by us.

AVAILABLE INFORMATION

Our website (www.axalta.com) contains copies of our Code of Business Conduct and Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees and any of our

reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any shareholder who requests them from our Investor Relations Department:

Investor Relations

Axalta Coating Systems Ltd.

1050 Constitution Avenue

Philadelphia, PA 19112

2026 PROXY STATEMENT 83

INCORPORATION BY REFERENCE

The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS

Alex Tablin-Wolf

Senior Vice President, General Counsel &

Corporate Secretary

April 21, 2026

Philadelphia, PA

84 AXALTA COATING SYSTEMS

APPENDIX A - NON-GAAP MEASURES

This Proxy Statement contains financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income, and Adjusted Diluted EPS. Management uses Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income and Adjusted Diluted EPS in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS and adjusted net income consist of EBITDA, Diluted EPS and net income attributable to common shareholders, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This appendix includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

Beginning with the results for the fourth quarter and full year 2024, we have made changes to our presentation of the non-GAAP financial measures of adjusted net income (which is also used in the calculation of Adjusted Diluted EPS, respectively). In order to align more closely with the Company’s peers and market practice, as well as following the resolution of a comment letter from the SEC, the Company ceased the adjustment for step-up depreciation and amortization from the acquisition of DuPont Performance Coatings in the calculation of adjusted net income. Concurrently, Axalta began to adjust for the amortization of all acquired intangibles in the calculation of adjusted net income. These changes also impacted the calculations of Adjusted Diluted EPS as it leverages adjusted net income in its calculations. The following reconciliations to adjusted net income and Adjusted Diluted EPS reflect these changes.

For more information on how certain of these measures are calculated from the Company’s audited financial statements for purposes of the Company’s executive compensation program, refer to “Compensation Discussion and Analysis” in this Proxy Statement.

2026 PROXY STATEMENT A-1

APPENDIX A - NON-GAAP MEASURES

The following table reconciles net income to adjusted EBITDA for the periods presented:

($ in millions)		FY 2025	FY 2024	FY 2023

	Net income	$ 379	$ 391	$ 269

	Interest expense, net	176	205	213

	Provision for income taxes	167	105	86

	Depreciation and amortization	295	280	276

	Total	1,017	981	844

A	Debt extinguishment and refinancing-related costs	2	5	10

B	Termination benefits and other employee-related costs	23	67	18

C	Impairment charges	—	—	15

D	Merger and acquisition-related costs	32	11	3

E	Site closure costs	6	1	7

F	Foreign exchange remeasurement loss	15	11	23

G	Long-term employee benefit plan adjustments	12	9	9

H	Stock-based compensation	25	28	26

I	Gains on sales of assets	(6)	—	—

J	Environmental charges	2	4	—

K	Other adjustments	—	(1)	(4)

	Adjusted EBITDA	$1,128	$1,116	$ 951

	Net sales	$5,117	$5,276	$5,184

	Net income margin	7.4%	7.4%	5.2%

	Adjusted EBITDA margin	22.0%	21.2%	18.4%

A

Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

B

Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

C

Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March, 2023.

D

Represents merger and acquisition-related expenses, including business combination, negotiation, documentation and integration activity, associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

E	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.
F

Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

G	Represents the non-cash, non-service cost components of long-term employee benefit costs.
H	Represents non-cash impacts associated with stock-based compensation.
I	Represents non-recurring income related to the sales of fixed assets.
J	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.
K	Represents benefits for certain non-operational or non-cash gains, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

A-2 AXALTA COATING SYSTEMS

APPENDIX A - NON-GAAP MEASURES

The following table reconciles net income to adjusted net income for adjusted diluted net income per share for the periods presented (in millions, except per share data):

($ in millions)		FY 2025	FY 2024

	Net income	$379	$391

	Less: Net income attributable to noncontrolling interests	1	—

	Net income attributable to common shareholders	378	391

A	Debt extinguishment and refinancing-related costs	2	5

B	Termination benefits and other employee-related costs	23	67

C	Merger and acquisition-related costs	32	11

D	Accelerated depreciation and site closure costs	8	5

E	Gains on sales of assets	(6)	—

F	Environmental charges	2	4

G	Other adjustments	1	(2)

H	Amortization of acquired intangibles	98	92

	Total adjustments	$160	$182

I	Income tax provision impacts	(2)	55

	Adjusted net income	$540	$518

	Adjusted diluted net income per share	$2.49	$2.35

	Diluted weighted average shares outstanding	217.0	220.4

A

Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

B

Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

C

Represents merger and acquisition-related expenses, including business combination, negotiation, documentation and integration activity, associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

D

Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

E	Represents non-recurring income related to the sales of fixed assets.
F	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.
G	Represents costs (benefits) for certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.
H	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.
I

The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax (benefit) expense based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $32 million and benefits of $19 million for the years ended December 31, 2025 and 2024, respectively. The tax adjustments for the years ended December 31, 2025 and 2024 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

2026 PROXY STATEMENT A-3

APPENDIX A - NON-GAAP MEASURES

The following table reconciles cash provided by operating activities to free cash flow for the periods presented:

($ in millions)	FY 2025	FY 2024	FY 2023

Cash provided by operating activities	$649	$576	$575

Purchase of property, plant and equipment	(196)	(140)	(138)

Interest proceeds on swaps designated as net investment hedges	13	15	10

Free cash flow	$466	$451	$447

A-4 AXALTA COATING SYSTEMS

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Axalta Coating Systems Ltd. Internet: www.proxypush.com/AXTA • Cast your vote online Annual General Meeting of Members • • Have your Proxy Card ready Follow the simple instructions to record your vote For Members of record as of April 9, 2026 Phone: Wednesday, June 3, 2026 10:00 AM, Eastern Daylight Time 1-866-570-1775 • Use any touch-tone telephone Axalta Corporate Headquarters & Global Innovation Center • Have your Proxy Card ready 1050 Constitution Avenue, Philadelphia, PA 19112 • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Daylight Time, June 3, 2026. This proxy is being solicited on behalf of the Board of Directors. The member hereby appoints Chris Villavarayan, Carl Anderson and Alex Tablin-Wolf, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the member is entitled to vote at the Annual General Meeting of Members to be held at 10:00 AM, Eastern Daylight Time on June 3, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Axalta Coating Systems Ltd. Annual General Meeting of Members Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:    FOR ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of nine directors to serve until the 2027 Annual General Meeting of Members FOR WITHHOLD To vote for all directors in this section mark here: FOR #P1# #P1# 1.01 Jan A. Bertsch FOR #P2# #P2# 1.02 William M. Cook FOR #P3# #P3# 1.03 Tyrone M. Jordan FOR #P4# #P4# 1.04 Deborah J. Kissire FOR #P5# #P5# 1.05 Rakesh Sachdev FOR #P6# #P6# 1.06 Samuel L. Smolik FOR #P7# #P7# 1.07 Kevin M. Stein FOR #P8# #P8# 1.08 Chris Villavarayan FOR #P9# #P9# 1.09 Mary S. Zappone FOR #P10# #P10# FOR AGAINST ABSTAIN 2. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public FOR accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members #P11# #P11# #P11# and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof 3. Non-binding advisory vote to approve the compensation of our named executive officers FOR #P12# #P12# #P12# Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held jointly, all owners should sign. Trustees, administrators, etc., should include title and authority. Corporations and other entities should provide the full name of the corporation or other entity and title(s) of authorized person(s) signing below. Signature (and Title if applicable) Date Signature (if held jointly) Date